UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FEDEX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held September 26, 2005

To Our Stockholders:

We cordially invite you to attend the 2005 annual meeting of FedEx’s stockholders. The meeting will take place in The Grand Ballroom at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, on Monday, September 26, 2005, at 10:00 a.m. local time. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

1.                Elect thirteen directors, each for a term of one year;

2.                Approve the adoption of an amendment to FedEx’s Incentive Stock Plan to increase the number of shares of common stock reserved for issuance pursuant to stock options by 7,500,000 shares and to increase the number of restricted shares of common stock issuable under the plan by 750,000 shares;

3.                Ratify the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm for fiscal year 2006;

4.                Act upon three stockholder proposals, if properly presented at the meeting; and

5.                Transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on August 1, 2005 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

CHRISTINE P. RICHARDS
Secretary
August 15, 2005

HOW TO VOTE: Please complete, date, sign and return the accompanying proxy card or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

REDUCE MAILING COSTS: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you via the Internet. We strongly encourage you to enroll in Internet delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

ANNUAL MEETING ADMISSION: If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of FedEx common stock as of the record date, and a valid, government-issued photo identification. The indicated portion of your proxy card or voter instruction card will serve as your admission ticket.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

2005 PROXY STATEMENT

i

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	14
Loans to Management	14
Compensation Committee Interlocks and Insider Participation; Transactions with Management and Other Relationships	14
PROPOSAL 1 – ELECTION OF DIRECTORS	15
DIRECTORS’ COMPENSATION	18
Outside Directors’ Compensation	18
Retirement Plan for Outside Directors	19
SUMMARY COMPENSATION TABLE	20
STOCK OPTION GRANTS IN LAST FISCAL YEAR	23
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES	24
LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR	25
PENSION PLAN TABLE	26
Overview of Pension Plans	26
Traditional Pension Benefit	26
Portable Pension Account	27
Covered Compensation; Estimated Annual Benefits under Portable Pension Account	28
Lump Sum Distribution	29
CONSULTING AGREEMENT	30
REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	32
Role of the Compensation Committee	32
Overview of Executive Compensation Philosophy and Program	32
Comparison Surveys	32
Base Salary	33
Annual Incentive Cash Bonus Plans	33
Long-Term Incentive Cash Bonus Program	35
Long-Term Equity Incentives	35
Stock Ownership Goal	36
Tax Deductibility of Compensation	37
Conclusion	37
CHANGE-IN-CONTROL ARRANGEMENTS	38
Stock Option and Restricted Stock Plans	38
Management Retention Agreements	38
STOCK PERFORMANCE GRAPH	40
PROPOSAL 2 – ADOPTION OF AMENDMENT TO FEDEX’S INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF OPTION SHARES AND RESTRICTED SHARES ISSUABLE UNDER THE PLAN	41
Purpose of the Plan	41
Administration of the Plan	41
Types of Awards	42
Number of Shares That May Be Awarded	42
Term of the Plan	42
Eligibility to Receive Awards	43
Provisions Applicable to Restricted Stock Awards	43

ii

Provisions Applicable to Stock Options	44
Stock Option Grants to Non-Employee Directors	45
Repricing and Discounting Prohibited	45
Loans Prohibited	45
Change of Control	45
Termination and Amendment of the Plan	45
Benefits to Named Executive Officers and Others	46
New Plan Benefits	46
Foreign Jurisdictions	46
Federal Income Tax Consequences	47
Vote Required for Approval	47
EQUITY COMPENSATION PLANS	48
Equity Compensation Plans Approved by Stockholders	48
Equity Compensation Plans Not Approved by Stockholders	48
Summary Table	49
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	50
AUDIT AND NON-AUDIT FEES	51
PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	52
Appointment of Independent Registered Public Accounting Firm	52
Policies Regarding Independent Auditor	52
Vote Required for Ratification	53
PROPOSAL 4 – STOCKHOLDER PROPOSAL: SIMPLE MAJORITY VOTING	54
Board of Directors’ Statement in Opposition	55
Vote Required for Approval	56
PROPOSAL 5 – STOCKHOLDER PROPOSAL: POLITICAL CONTRIBUTIONS REPORT	57
Board of Directors’ Statement in Opposition	57
Vote Required for Approval	58
PROPOSAL 6 – STOCKHOLDER PROPOSAL: MAJORITY VOTING FOR DIRECTOR ELECTIONS	59
Board of Directors’ Statement in Opposition	59
Vote Required for Approval	60
OTHER MATTERS	61
ADDITIONAL INFORMATION	61
Proxy Solicitation	61
Householding	61
Stockholder Proposals for 2006 Annual Meeting	61
APPENDIX A – STANDARDS OF DIRECTOR INDEPENDENCE	A-1
APPENDIX B – INCENTIVE STOCK PLAN (AS AMENDED)	B-1

iii

FedEx Corporation

942 South Shady Grove Road
Memphis, Tennessee 38120

2005 PROXY STATEMENT

FedEx’s Board of Directors is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2005 Annual Meeting of Stockholders. The meeting will take place in The Grand Ballroom at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, on Monday, September 26, 2005, at 10:00 a.m. local time. At the meeting, stockholders will vote on the election of thirteen directors, the adoption of an amendment to FedEx’s Incentive Stock Plan to increase the number of option shares and restricted shares issuable under the plan, the ratification of FedEx’s independent registered public accounting firm and, if properly presented at the meeting, three stockholder proposals. Stockholders also will consider any other matters that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Christine P. Richards, FedEx’s Executive Vice President, General Counsel and Secretary, and Alan B. Graf, Jr., FedEx’s Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2005, which includes FedEx’s audited financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending the proxy statement, form of proxy and accompanying materials to stockholders on or about August 15, 2005.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, the stockholders will be asked to:

•                    elect thirteen directors, each for a term of one year;

•                    approve the adoption of an amendment to FedEx’s Incentive Stock Plan to increase the number of option shares and restricted shares issuable under the plan;

•                    ratify the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and

•                    act on three stockholder proposals, if properly presented.

Stockholders also will transact any other business that may properly come before the meeting. Members of FedEx’s management team will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is August 1, 2005. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 302,827,249 shares of FedEx common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

If a bank or brokerage firm holds your shares, you are considered the “beneficial owner” of shares held in “street name.”  If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on the election of directors (Proposal 1) and the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Absent your instructions, the record holder will not be permitted, however, to vote your shares on the adoption of the amendment to FedEx’s Incentive Stock Plan (Proposal 2) or the three stockholder proposals (Proposals 4, 5 and 6) and your shares will be considered “broker non-votes” on those proposals.

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How do I vote?

1.   YOU MAY VOTE BY MAIL.   If you properly complete, sign and date the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

2.   YOU MAY VOTE BY TELEPHONE OR ON THE INTERNET.   If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time on September 25, 2005.

If your shares are held in street name, you still may be able to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services, which offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you via the Internet. We strongly encourage you to enroll in Internet delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

3.   YOU MAY VOTE IN PERSON AT THE MEETING.   If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy from their record holder.

How do I vote my shares held in a FedEx benefit plan?

If you own shares of FedEx common stock through a FedEx or subsidiary benefit plan, you can direct the trustee or the record holder to vote the shares held in your account in accordance with your instructions by completing the proxy card and returning it in the enclosed envelope or by registering your instructions via the Internet or telephone as directed on the proxy card. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. In order to instruct a plan trustee on the voting of shares held in your account, your instructions must be received by September 21, 2005. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the shares for which voting instructions have been received.

Who can attend the meeting?

Only stockholders eligible to vote or their authorized representatives will be admitted to the meeting. If you plan to attend the meeting, detach and bring with you the stub portion of your proxy card, which is marked “Admission Ticket.”  You also must bring a valid, government-issued photo identification, such as a driver’s license or a passport.

If your shares are held in street name, you must bring the indicated portion of your voter instruction card. Alternatively, you may bring other proof of ownership, such as your most recent brokerage account statement, which clearly shows your ownership of FedEx common stock as of the record date. In addition, you must bring a valid, government-issued photo identification, such as a driver’s license or a passport.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•                    by signing another proxy with a later date;

•                    by voting electronically by telephone or on the Internet (your latest telephone or Internet vote is counted); or

•                    if you are a registered stockholder, by giving written notice of such revocation to the Secretary of FedEx prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to FedEx unless:

•                    required by law;

•                    you expressly request disclosure on your proxy; or

•                    there is a proxy contest.

Who will count the votes?

FedEx’s transfer agent, EquiServe Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•                    FOR the election of the thirteen nominees to the Board of Directors;

•                    FOR the adoption of the amendment to FedEx’s Incentive Stock Plan to increase the number of option shares and restricted shares issuable under the plan;

•                    FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and

•                    AGAINST each of the stockholder proposals.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•                    FOR the election of the thirteen nominees to the Board of Directors;

•                    FOR the adoption of the amendment to FedEx’s Incentive Stock Plan to increase the number of option shares and restricted shares issuable under the plan;

•                    FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and

•                    AGAINST each of the stockholder proposals.

Will any other business be conducted at the meeting?

FedEx’s Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we have not received any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the thirteen nominees as directors. This means that the thirteen nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to adopt the amendment to FedEx’s Incentive Stock Plan?

The adoption of the amendment to FedEx’s Incentive Stock Plan to increase the number of option shares and restricted shares issuable under the plan requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to ratify the appointment of FedEx’s independent registered public accounting firm?

The ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to approve each of the stockholder proposals?

If properly presented at the meeting, approval of each stockholder proposal requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Approval of a stockholder proposal would merely serve as a recommendation to the Board to take the necessary steps to implement such proposal.

How will abstentions be treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Absent instructions from you, your broker may not vote your shares on the adoption of the amendment to FedEx’s Incentive Stock Plan (Proposal 2) or the three stockholder proposals (Proposals 4, 5 and 6). A broker non-vote with respect to these proposals will not affect their outcome.

Your broker will be entitled to vote your shares in its discretion on the election of directors (Proposal 1) and the ratification of the appointment of the independent registered public accounting firm (Proposal 3), without your voting instructions on these items.

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of FedEx’s common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table on page 20 and all directors and executive officers as a group, as of August 1, 2005. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Number of Option Shares(1)	Percent of Class(2)
Frederick W. Smith	19,496,402	(3)	2,525,000	7.21%
James L. Barksdale	42,800	(4)	17,000	*
August A. Busch IV	4,000		16,350	*
John A. Edwardson	2,000		21,000	*
Judith L. Estrin	14,000		65,000	*
J. Kenneth Glass	5,000		13,000	*
Philip Greer	81,812	(5)	61,000	*
J.R. Hyde, III	99,600	(6)	65,000	*
Shirley A. Jackson	7,000		37,000	*
Charles T. Manatt	5,000		6,000	*
Joshua I. Smith	2,573		30,800	*
Paul S. Walsh	7,000		41,000	*
Peter S. Willmott	149,690		41,000	*
David J. Bronczek	112,297	(7)	403,870	*
T. Michael Glenn	206,554	(8)	222,062	*
Alan B. Graf, Jr.	190,155	(7)	338,062	*
Kenneth R. Masterson	105,034	(7)	222,062	*
All directors and executive officers as a group (21 persons)(9)	20,694,230	(10)	4,391,806	8.17%

*                    Less than 1% of FedEx’s outstanding common stock.

(1)            Reflects the number of shares that can be acquired at August 1, 2005 or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”

(2)            Based on 302,827,249 shares outstanding on August 1, 2005.

(3)            Includes 15,187,448 shares owned by Mr. Smith, 4,141,280 shares owned by Frederick Smith Enterprise Company, Inc. (“Enterprise”), a family holding company, 736 shares owned by Mr. Smith’s spouse, 82,343 shares owned by Mr. Smith’s daughter and 82,343 shares owned by Mr. Smith’s minor child. Regions Morgan Keegan Trust, FSB, Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise’s outstanding stock and Mr. Smith owns 45% directly. Also includes 2,252 shares held in FedEx’s retirement savings plan. Mr. Smith’s business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.

(4)            Includes 2,000 shares held in a managed account of which Mr. Barksdale is trustee and 40,800 shares held in other managed accounts.

(5)            Excludes 41,784 shares owned by members of Mr. Greer’s family, as to which Mr. Greer disclaims beneficial ownership, and includes 37,312 shares owned by Greer Investment Partner II, L.P. Mr. Greer disclaims beneficial ownership of the shares owned by the partnership except to the extent of his pecuniary interest therein.

(6)            Includes 11,600 shares owned by family trusts.

(7)            Includes the following shares held in FedEx’s retirement savings plan:  Mr. Bronczek – 655 shares; Mr. Graf – 420; shares; and Mr. Masterson – 792 shares.

(8)            Includes 108,000 shares owned by Glenn Family Partners, L.P. Mr. Glenn disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 537 shares held in FedEx’s retirement savings plan.

(9)            Does not include Mr. Masterson, who retired as FedEx’s Executive Vice President, General Counsel and Secretary effective June 1, 2005.

(10)     Includes 31,410 stock units held in deferred compensation plans. These stock units are payable in shares of FedEx common stock on a one-for-one basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of FedEx and persons who own more than ten percent of FedEx’s common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of FedEx’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish FedEx with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports, and FedEx is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to FedEx and written representations from certain reporting persons that no additional reports were required, FedEx believes that its directors, reporting officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended May 31, 2005, except Judith L. Estrin, who inadvertently failed to timely report a single transaction involving the transfer of 10,000 shares of FedEx common stock, which transaction was subsequently reported on a Form 5.

Significant Stockholders

The following table lists certain persons known by FedEx to own beneficially more than five percent of FedEx’s outstanding shares of common stock.

	Amount and Nature of Beneficial Ownership		Percent of Class
PRIMECAP Management Company 225 South Lake Avenue, Suite 400 Pasadena, California 91101	21,550,557	(1)	7.12%
Marsico Capital Management, LLC 120 17th Street, Suite 1600 Denver, Colorado 80202	18,607,833	(2)	6.16%

(1)            As of June 30, 2005, PRIMECAP Management Company, a registered investment advisor, had sole voting power over 3,163,882 shares and sole investment power over all 21,550,557 shares.

(2)            As of March 31, 2005, Marsico Capital Management, LLC, a registered investment advisor, had sole voting power over 14,737,712 shares and sole investment power over all 18,607,833 shares.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Documents

In furtherance of its longstanding goals of providing effective governance of FedEx’s business and affairs for the long-term benefit of stockholders and promoting a culture and reputation of the highest ethics, integrity and reliability, the Board of Directors has adopted Corporate Governance Guidelines, charters for its Audit, Compensation and Nominating & Governance Committees and a Code of Business Conduct & Ethics for directors, officers and employees of FedEx. Each of these documents is available, free of charge, in print to any stockholder who requests it and in the corporate governance section of the Investor Relations page of our Web site at http://www.fedex.com/us/ investorrelations/corpgov. The information on FedEx’s Web site, however, is not incorporated by reference in, and does not form part of, this proxy statement.

Director Independence

The Board of Directors has determined that all of its members are independent and meet the independence requirements of the New York Stock Exchange and the Board’s standards for determining director independence, except for Frederick W. Smith and J.R. Hyde, III. Mr. Smith is FedEx’s Chairman of the Board, President and Chief Executive Officer. Mr. Hyde has an ownership interest in HOOPS, L.P., with which FedEx has a relationship. For more information, please see page 14, “Certain Relationships and Related Transactions.”  The Board’s standards for determining director independence are included in FedEx’s Corporate Governance Guidelines and are attached to this proxy statement as Appendix A.

Each member of the Audit, Compensation and Nominating & Governance Committees meets the applicable independence requirements of the New York Stock Exchange.

Audit Committee Financial Experts

The Board of Directors has determined that at least one member of the Audit Committee, John A. Edwardson, is an audit committee financial expert as such term is defined in Item 401(h)(2) of Regulation S-K, promulgated by the Securities and Exchange Commission.

Director Mandatory Retirement

A director must retire immediately before the annual meeting of FedEx’s stockholders during the calendar year in which he or she attains age 72. There are no directors retiring under this provision at the annual meeting.

Stock Ownership Goal for Directors and Senior Officers

In order to further align the interests of our directors and senior officers with those of FedEx’s stockholders, the Board of Directors has established a goal that (i) within three years after joining the Board, each non-management director own FedEx shares valued at three times his or her annual retainer fee, and (ii) within four years after being appointed to his or her position, each member of senior management own a certain number of FedEx shares (the number of shares depends on the officer’s position). For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. The Board also recommends that each director and senior officer retain shares acquired upon stock option exercises until his or her goal is met. The stock ownership goal is included in FedEx’s Corporate Governance Guidelines. As of August 1, 2005, each of the nine directors who had been on the Board for over three years and each of the seven officers who had been a FedEx executive officer for over four years owned sufficient shares to comply with this goal.

Policy Statement on Poison Pills

The Board of Directors has adopted a policy requiring stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill. (A poison pill is a device used to deter a hostile takeover. Note that FedEx does not currently have, nor have we ever had, a poison pill.)  The policy on poison pills is included in FedEx’s Corporate Governance Guidelines.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management present at least twice annually at regularly scheduled executive sessions. At least once a year, such meetings include only the independent members of the Board. The Chairman of the Nominating & Governance Committee presides over meetings of the non-employee and independent directors.

Communications with Directors

You may communicate directly with any member or committee of the Board of Directors by writing to:  FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed. The Corporate Secretary of FedEx will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in her opinion, deals with the functions of the Board or its committees or that she otherwise determines requires the attention of any member, group or committee of the Board of Directors. Board members may at any time review a log of all correspondence received by FedEx that is addressed to Board members and request copies of any such correspondence.

Nomination of Director Candidates

The Nominating & Governance Committee will consider director nominees proposed by stockholders. To recommend a prospective director candidate for the Nominating & Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, including whether the candidate satisfies the requirements set forth below, and other relevant biographical information in writing to:  FedEx Corporation Nominating & Governance Committee, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. FedEx’s Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see page 61, “Additional Information – Stockholder Proposals for 2006 Annual Meeting.”

The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating & Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board. The Nominating & Governance Committee considers potential candidates for director, which may come to the attention of the Nominating & Governance Committee through current directors, management, professional search firms, stockholders or other persons. The Nominating & Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management or other sources.

If the Nominating & Governance Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating & Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, engagement of an outside firm to gather additional information and inquiry of persons with knowledge of the candidate’s qualifications and character. In its evaluation of director candidates, including the members of the Board of Directors eligible for reelection, the Nominating & Governance Committee considers the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board.

Candidates nominated for election or reelection to the Board of Directors must possess the following minimum qualifications:

•                    The highest level of personal and professional ethics, integrity and values;

•                    An inquiring and independent mind;

•                    Practical wisdom and mature judgment;

•                    Broad training and experience at the policy-making level in business, finance and accounting, government, education or technology;

•                    Expertise that is useful to FedEx and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•                    Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•                    Commitment to serve on the Board for several years to develop knowledge about FedEx’s business;

•                    Willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•                    Involvement only in activities or interests that do not conflict with the director’s responsibilities to FedEx and its stockholders.

In addition, it is expected that the following qualities or skills be possessed by one or more of FedEx’s Board members:  transportation industry experience; international experience; financial expertise; marketing expertise; technological expertise; and government experience.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings

During fiscal 2005, the Board of Directors held six meetings. Each director attended at least 75% of the meetings of the Board and any committees on which he or she served.

Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Information Technology Oversight Committee and Nominating & Governance Committee. Each committee’s written charter, as adopted by the Board of Directors, is available on the FedEx Web site at http://ir.fedex.com/governance/committeechar.cfm. Committee memberships are as follows:

Audit Committee	Information Technology Oversight Committee
John A. Edwardson (Chairman)	Judith L. Estrin (Chairwoman)
J. Kenneth Glass	James L. Barksdale
Joshua I. Smith	J.R. Hyde, III
Peter S. Willmott	Shirley A. Jackson
Compensation Committee	Nominating & Governance Committee
Philip Greer (Chairman)	Peter S. Willmott (Chairman)
James L. Barksdale	J. Kenneth Glass
August A. Busch IV	Shirley A. Jackson
Charles T. Manatt
Paul S. Walsh

The Audit Committee, which held twelve meetings during fiscal 2005, performs the following functions:

•                    oversees the independent registered public accounting firm’s qualifications, independence and performance;

•                    assists the Board of Directors in its oversight of (i) the integrity of FedEx’s financial statements; (ii) the effectiveness of FedEx’s disclosure controls and procedures and internal control over financial reporting; (iii) the performance of the internal auditors; and (iv) FedEx’s compliance with legal and regulatory requirements; and

•                    preapproves all audit and allowable non-audit services to be provided by FedEx’s independent registered public accounting firm.

The members of the Audit Committee meet all independence and qualification requirements of the New York Stock Exchange. The Board of Directors has determined that at least one member of the Audit Committee, John A. Edwardson, is an audit committee financial expert.

The Compensation Committee, which held six meetings during fiscal 2005, performs the following functions:

•                    evaluates the performance and recommends to the independent members of the Board the compensation of FedEx’s Chairman of the Board, President and Chief Executive Officer;

•                    discharges the Board’s responsibilities relating to the compensation of executive management; and

•                    oversees the administration of FedEx’s equity compensation plans and employee benefit and fringe-benefit plans and programs.

The members of the Compensation Committee meet all independence requirements of the New York Stock Exchange.

The Information Technology Oversight Committee, which held six meetings during fiscal 2005, performs the following functions:

•                    oversees major information technology (“IT”) related projects and technology architecture decisions;

•                    ensures that FedEx’s IT programs effectively support FedEx’s business objectives and strategies; and

•                    advises FedEx’s senior IT management team and the Board of Directors on IT-related matters.

The Nominating & Governance Committee, which held six meetings during fiscal 2005, performs the following functions:

•                    identifies individuals qualified to become Board members;

•                    recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders;

•                    recommends to the Board directors for appointment to Board committees; and

•                    assists the Board in developing and implementing effective corporate governance, compliance and ethics programs.

The members of the Nominating & Governance Committee meet all independence requirements of the New York Stock Exchange.

Attendance at Annual Meeting of Stockholders

FedEx expects all board members to attend annual meetings of stockholders. Each member of the Board of Directors attended the 2004 annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Management

Prior to enactment of the Sarbanes-Oxley Act in July 2002, FedEx made an interest-free demand loan to T. Michael Glenn, FedEx’s Executive Vice President – Market Development and Corporate Communications, to assist him in exercising non-qualified stock options and paying any tax liability associated with such exercises. In July 2004, Mr. Glenn paid in full the outstanding balance of the loan in an amount of $538,732, which amount was the highest outstanding balance of the loan during fiscal 2005.

FedEx has ceased providing any loans in connection with the exercise of stock options and no longer extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal loan, to or for any of its directors or members of management, including its executive officers.

Compensation Committee Interlocks and Insider Participation; Transactions with Management and Other Relationships

Messrs. Greer, Barksdale, Busch, Manatt, Walsh and George J. Mitchell served on FedEx’s Compensation Committee during fiscal 2005. Senator Mitchell retired as a director at the 2004 annual meeting of stockholders. Mr. Barksdale is a former officer of FedEx Express (FedEx’s predecessor) and his employment with FedEx Express ended in 1992.

In July 2005, FedEx Ground entered into a five-year lease for a FedEx Home Delivery facility near Milwaukee, Wisconsin. FedEx Ground will occupy this facility at an initial gross lease rate of $409,835 per year, which amount will increase to $425,497 per year after the third year of the lease. The gross lease payment includes base rent, taxes, common area maintenance, insurance and utilities. John A. Edwardson is a passive investor with an 11.67% ownership interest in the real estate development company that owns the facility.

J.R. Hyde, III and his wife together own approximately 13% of HOOPS, L.P., the owner of the NBA Memphis Grizzlies professional basketball team. Mr. Hyde, through one of his companies, also is the general partner of the minority limited partner of HOOPS. During fiscal 2002, FedEx entered into a multi-year, $90 million naming rights agreement with HOOPS. Under this agreement, FedEx has certain marketing rights, including the right to name the new arena where the Grizzlies play “FedExForum.”  Pursuant to a separate agreement with HOOPS, the City of Memphis and Shelby County, FedEx has agreed to pay $2.5 million a year for the balance of the twenty-five year term of the agreement if HOOPS terminates its lease for the new arena after 17 years.

In November 1999, FedEx entered into a multi-year, $205 million naming rights agreement with the NFL Washington Redskins professional football team. Under this agreement, FedEx has certain marketing rights, including the right to name the Redskins’ stadium “FedExField.”  In August 2003, Frederick W. Smith acquired an approximate 10% ownership interest in the Washington Redskins and joined its Leadership Council, or board of directors.

During fiscal 2005, Mr. Smith’s son-in-law was a 50% owner of a company that provided insurance brokerage and consulting services in connection with certain insurance and legal services plan benefits offered by FedEx to certain of its employees. Mr. Smith’s son-in-law’s company was paid commissions and fees directly by the benefit providers and not FedEx. During fiscal 2005, such commissions and fees totaled approximately $585,000.

Mr. Smith’s son has been employed by FedEx as a senior solutions analyst since May 2005 at an annual salary of $67,500.

During fiscal 2005, Mr. Smith reimbursed FedEx approximately $98,000 in connection with certain personal use of corporate aircraft.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors currently consists of thirteen members. At the 2004 annual meeting, stockholders approved amendments to FedEx’s Bylaws eliminating the classified structure of the Board whereby one of three classes of directors stood for reelection each year and each class of directors held office for a three-year term. All of FedEx’s directors are now elected at each annual meeting of stockholders and hold office for one-year terms. The current term of each director expires at the upcoming annual meeting. The Board proposes that the following nominees, all of whom are currently serving as directors, be reelected for one-year terms expiring at the annual meeting of stockholders to be held in 2006 and until their successors are duly elected and qualified.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the thirteen nominees as directors. This means that the thirteen nominees will be elected if they receive more affirmative votes than any other person.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE THIRTEEN NOMINEES.

The following table sets forth, with respect to each nominee, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a director of FedEx (or its predecessor, FedEx Express) and directorships held in other public companies.

NOMINEES FOR ELECTION TO THE BOARD

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships
Frederick W. Smith 1971	60

Chairman, President and Chief Executive Officer of FedEx since January 1998; Chairman of FedEx Express since 1975; Chairman, President and Chief Executive Officer of FedEx Express from 1983 to January 1998; Chief Executive Officer of FedEx Express from 1977 to January 1998; President of FedEx Express from 1971 to 1975.

James L. Barksdale 1999	62

Chairman and President, Barksdale Management Corporation, an investment management company, since April 1999; Managing Partner, The Barksdale Group, a venture capital firm, since April 1999; President and Chief Executive Officer of Netscape Communications Corporation, a provider of software, services and Web site resources to Internet users, from January 1995 to March 1999; various senior management positions at FedEx Express from 1979 to 1992, including Executive Vice President and Chief Operating Officer. Former director of FedEx Express from 1983 to 1991. Director, Sun Microsystems, Inc. and Time Warner Inc.

August A. Busch IV 2003	41

President of Anheuser-Busch, Inc., a brewing organization, since July 2002; Vice President and Group Executive of Anheuser-Busch Companies, Inc. since August 2000; Group Vice President – Marketing of Anheuser-Busch, Inc. from August 2000 to July 2002; Vice President – Marketing & Wholesaler Operations of Anheuser-Busch, Inc. from November 1996 to August 2000.

John A. Edwardson 2003	56

Chairman and Chief Executive Officer of CDW Corporation, a provider of technology products and services, since January 2001; Chairman and Chief Executive Officer of Burns International Services Corporation, a provider of security services, from 1999 to 2000; President and Chief Operating Officer of UAL Corporation, an airline, from 1995 to 1998. Director, CDW Corporation.

Judith L. Estrin 1989	50

President and Chief Executive Officer of Packet Design, LLC, an Internet technology company, since May 2000; Senior Vice President and Chief Technology Officer of Cisco Systems, Inc., a networking systems company, from April 1998 to April 2000; President and Chief Executive Officer of Precept Software, Inc., a computer software company, from March 1995 to April 1998. Director, The Walt Disney Company.

J. Kenneth Glass 2003	59

Chairman of the Board, President and Chief Executive Officer of First Horizon National Corporation (“First Horizon”) and First Horizon Bank National Association (the “Bank”) since January 2004; President and Chief Executive Officer of First Horizon and the Bank since July 2002; President and Chief Operating Officer of First Horizon and the Bank from July 2001 to July 2002; President – Retail Financial Services of the Bank from April 1999 to July 2001; President – Retail Financial Services of First Horizon from April 2000 to July 2001; Executive Vice President of First Horizon from April 1999 to April 2000; President – Tennessee Banking Group of the Bank from January 1993 to April 1999. Director, First Horizon and GTx, Inc.

Philip Greer 1974	69

Managing Director, Greer Family Consulting and Investments, LLC, an investment management firm, since April 2002; Senior Managing Director of Weiss, Peck & Greer L.L.C., an investment management firm, from 1995 to April 2002; General Partner of Weiss, Peck & Greer from 1970 to 1995.

J.R. Hyde, III 1977	62

Chairman of AutoZone, Inc., an auto parts retail chain, since March 2005 and from May 1986 to March 1997; Chief Executive Officer of AutoZone, Inc. from May 1986 to December 1996; Chairman of GTx, Inc., a biopharmaceutical company specializing in serious men’s health issues, since March 2001; Chairman of Pittco Management, LLC, an investment management company, since January 1998; President of Pittco, Inc., an investment company, since April 1989. Director, AutoZone, Inc. and GTx, Inc.

Shirley A. Jackson 1999	59

President of Rensselaer Polytechnic Institute, a technological university, since July 1999; Chairwoman and Commissioner of the United States Nuclear Regulatory Commission from July 1995 to June 1999; Commissioner of the United States Nuclear Regulatory Commission from May 1995 to July 1995. Director, Marathon Oil Corporation, Medtronic, Inc., Public Service Enterprise Group Incorporated and United States Steel Corporation. Dr. Jackson also serves as a director of the New York Stock Exchange.

Charles T. Manatt 2004	69

Partner and co-founder of Manatt, Phelps & Phillips, LLP, a diversified law firm, since 1965; Co-Chair of ManattJones Global Strategies LLC, a global consulting firm providing international business, government and public affairs strategies and solutions, since October 2001; U.S. Ambassador to the Dominican Republic from 1999 to 2001. Former director of FedEx from 1989 to 1999.

Joshua I. Smith 1989	64

Chairman and Managing Partner, Coaching Group, LLC, a consulting firm, since June 1998; Vice Chairman and President of iGate, Inc., a broadband networking company, from June 2000 to June 2001. Director, The Allstate Corporation, CardioComm Solutions Inc. and Caterpillar Inc.

Paul S. Walsh 1996	50

Chief Executive Officer of Diageo plc, a consumer food and beverage company, since September 2000; Group Chief Operating Officer of Diageo plc from January 2000 to September 2000; Chairman, President and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from April 1996 to January 2000; Chief Executive Officer of The Pillsbury Company from January 1992 to April 1996. Director, Centrica plc and Diageo plc.

Peter S. Willmott 1974	68

Chairman and Chief Executive Officer of Willmott Services, Inc., a retail and consulting firm, since June 1989; Interim President and Chief Executive Officer of Fleming Companies, Inc., a wholesale distributor of consumable goods, from March 2003 to August 2003 (Fleming Companies, Inc. filed for reorganization in federal bankruptcy court in April 2003); Chief Executive Officer and President of Zenith Electronics Corporation, an electronics manufacturing company, from July 1996 to January 1998; various senior management positions at FedEx Express from 1974 to 1983, including President and Chief Operating Officer.

DIRECTORS’ COMPENSATION

Outside Directors’ Compensation

Beginning in July 2005, non-employee (outside) directors will be paid:

•                    a quarterly retainer of $16,250;

•                    $2,000 for each in-person Board meeting attended;

•                    $1,000 for each telephonic Board meeting attended;

•                    $1,750 for each in-person committee meeting attended, other than for the Audit Committee;

•                    $875 for each telephonic committee meeting attended, other than for the Audit Committee;

•                    $2,000 for each in-person Audit Committee meeting attended; and

•                    $1,000 for each telephonic Audit Committee meeting attended.

Committee chairpersons of the Compensation, Nominating & Governance and Information Technology Oversight Committees will be paid an additional annual fee of $10,000. The Audit Committee chairperson will be paid an additional annual fee of $17,500. Each outside director who is elected at the annual meeting also will receive a stock option for 5,400 shares of common stock on the date of the 2005 annual meeting. Any outside director appointed to the Board after the 2005 annual meeting will receive a stock option for 5,400 shares of common stock upon his or her appointment. Frederick W. Smith, the only director who is also a FedEx employee, receives no additional compensation for serving as a director.

Outside directors are provided or reimbursed for travel and lodging and are reimbursed for other customary out-of-pocket expenses incurred in attending Board, committee and stockholder meetings. In addition, outside directors have FedEx Express and FedEx Ground discount shipping privileges and discount service privileges at FedEx Kinko’s on the same basis as provided generally to employees.

The Compensation Committee annually reviews director compensation, including, among other things, comparing FedEx’s director compensation practices with those of other public companies of comparable size. Before making a recommendation regarding director compensation to the Board, the Compensation Committee considers that the directors’ independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

Retirement Plan for Outside Directors

At its July 1997 meeting, the Board of Directors of FedEx Express (FedEx’s predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). This plan is unfunded and any benefits under the plan are payable out of the assets of FedEx as a general, unsecured obligation of FedEx.

Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. In general, each outside director is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of FedEx next following the date of termination of his or her directorship or the date such director attains age 60, whichever is later. The benefit is an annual amount, payable as a lump-sum distribution or in quarterly installments for no less than ten years and no more than fifteen years depending on years of service, equal to 10% for each year of service up to 100% of the annual retainer fee being paid to the outside director at the time the plan was frozen. Each outside director then serving on the Board who was not yet vested (two directors) will now receive a benefit equal to 10% for each year of service up to the date the plan was frozen. The remaining outside directors will receive their benefits based on their years of service and annual retainer at the time the plan was frozen. Once all benefits are paid from the plan, it will be terminated.

Charles T. Manatt was elected to the Board of Directors at the 2004 annual meeting of stockholders. Mr. Manatt previously served as a director of FedEx (and its predecessor, FedEx Express) from 1989 until his resignation in December 1999 to become the United States Ambassador to the Dominican Republic. In accordance with the terms of the plan, Mr. Manatt is paid a retirement benefit of $36,000 per year, payable in quarterly installments. The payments to Mr. Manatt under this plan will end in December 2009 unless Mr. Manatt elects, in accordance with the terms of the plan, to be paid a lump-sum amount for the remaining installments.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to, earned by or paid to FedEx’s chief executive officer and its four other most highly compensated executive officers for services rendered in all capacities during the fiscal year ended May 31, 2005 and each of the previous two fiscal years.

						Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)	Restricted Stock Award(s) ($)(2)	Shares Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(3)
Frederick W. Smith	2005	1,276,479	3,343,376		1,038,112	–	325,000	3,000,000	11,998
Chairman, President and	2004	1,238,567	2,647,756		1,011,122	–	250,000	1,192,500	9,603
Chief Executive Officer	2003	1,195,295	1,031,194		1,078,136	–	375,000	–	5,927
David J. Bronczek	2005	850,338	1,678,508		550,426	631,527	51,000	1,500,000	7,376
President and Chief Executive	2004	819,144	1,309,306		528,735	664,908	85,000	715,500	6,041
Officer – FedEx Express	2003	768,814	220,582	(4)	552,173	580,680	60,000	–	3,118
Kenneth R. Masterson(5)	2005	761,994	1,327,491		533,161	491,170	38,250	1,125,000	107,725
Former Executive Vice	2004	739,510	1,081,920		438,144	498,681	65,000	596,250	9,870
President, General Counsel and	2003	713,949	291,754	(4)	391,299	435,510	45,000	–	6,221
Secretary
Alan B. Graf, Jr.	2005	752,118	1,310,286		377,067	491,170	38,250	1,125,000	7,298
Executive Vice President and	2004	729,925	1,073,826		363,601	498,681	65,000	596,250	6,602
Chief Financial Officer	2003	704,694	286,145	(4)	376,132	435,510	45,000	–	3,518
T. Michael Glenn	2005	700,891	1,216,985		441,608	491,170	38,250	1,125,000	6,839
Executive Vice President,	2004	680,062	1,000,471		440,779	498,681	65,000	596,250	5,646
Market Development and	2003	638,363	270,013	(4)	516,518	435,510	45,000	–	3,086
Corporate Communications

(1)            Includes (a) tax reimbursement payments and (b) the aggregate incremental cost to FedEx of providing perquisites.

(a)           Tax Reimbursement Payments.   The amounts shown include tax reimbursement payments relating to restricted stock awards (other than with respect to Mr. Smith, who did not receive any restricted stock awards during the last three fiscal years) and certain perquisites. The amount shown for Mr. Masterson for fiscal 2005 also includes tax reimbursement payments relating to retirement gifts. Tax reimbursement payments were as follows:

	F.W. Smith	D.J. Bronczek	K.R. Masterson	A.B. Graf, Jr.	T.M. Glenn
2005	$108,247	$409,034	$377,817	$307,773	$318,043
2004	106,622	426,447	325,590	309,194	309,749
2003	152,423	446,479	311,648	320,616	329,766

(b)          Perquisites.   In past proxy statements, personal use of corporate aircraft was valued using the Standard Industry Fare Level (SIFL) rates determined by the Department of Transportation and published by the Internal Revenue Service. The SIFL rates are used to determine the amount of compensation income that is imputed to an executive for tax purposes for personal use of corporate aircraft. In addition, the amount reported for personal use of corporate aircraft was based on the amount included in an executive’s Form W-2 for the immediately preceding calendar year.

Beginning with this proxy statement, personal use of corporate aircraft is valued based on the aggregate incremental cost to FedEx on a fiscal-year basis. The incremental cost to FedEx of personal use of corporate aircraft is calculated based on the variable operating cost to FedEx, which includes the cost of fuel, aircraft maintenance, crew travel, on-board catering, landing fees, ramp fees and other smaller variable costs. Because FedEx corporate aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries and purchase and lease costs, are excluded from this calculation. In addition, the named executive officers reimbursed FedEx for a portion of their personal use of corporate aircraft. Accordingly, the incremental cost to FedEx for any personal use of corporate aircraft is reduced by the amount reimbursed by the executive. The fiscal 2004 and 2003 amounts have been recalculated using this methodology.

Pursuant to FedEx’s executive security policy, the named executive officers are provided personal security and other services, including home security systems and monitoring. In addition, Mr. Smith is required to use FedEx corporate aircraft for personal, as well as business, travel.

The perquisites that exceeded 25% of each executive’s total perquisites for the year or years indicated were as follows:

F.W. Smith:  (1) Personal security and other services – $476,020, $510,627 and $607,688 for 2005, 2004 and 2003, respectively; and (2) personal use of corporate aircraft – $258,730 and $271,320 for 2005 and 2004, respectively.

D.J. Bronczek:  (1) Personal use of corporate aircraft – $75,907, $36,373 and $30,845 for 2005, 2004 and 2003, respectively; and (2) Memphis Grizzlies season tickets – $39,613, $38,254 and $35,988 for 2005, 2004 and 2003, respectively.

K.R. Masterson:  (1) Financial counseling and tax preparation services – $40,140 for 2005; and (2) Memphis Grizzlies season tickets – $39,613, $38,254 and $35,988 for 2005, 2004 and 2003, respectively.

A.B. Graf, Jr.:  (1) Personal use of corporate aircraft – $41,049 and $21,863 for 2005 and 2004, respectively; (2) Memphis Grizzlies season tickets – $20,837 for 2003; and (3) personal security and other services – $18,459 for 2005.

T.M. Glenn:  (1) Memphis Grizzlies season tickets – $39,613 and $38,254 for 2005 and 2004, respectively; and (2) imputed interest in connection with an interest-free demand loan – $47,203 and $119,519 for 2004 and 2003, respectively.

(2)            The amounts in the table represent the closing market value of the shares awarded at the date of grant. At May 31, 2005, the number and value of the aggregate restricted stock holdings of the named executive officers were as follows:

Name	Number of Shares Held	Value ($)
F.W. Smith	–	–
D.J. Bronczek	24,344	2,176,840
K.R. Masterson	18,478	1,652,303
A.B. Graf, Jr.	18,478	1,652,303
T.M. Glenn	18,478	1,652,303

Shares of restricted stock awarded to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. The restrictions on the shares held by the named executive officers lapse as follows:

D.J. Bronczek:  10,456 shares in fiscal 2006; 7,456 shares in fiscal 2007; 4,456 shares in fiscal 2008; and 1,976 shares in fiscal 2009.

K.R. Masterson:  18,478 shares in fiscal 2006. In connection with Mr. Masterson’s retirement, the vesting of his restricted shares was accelerated in accordance with the terms of FedEx’s restricted stock plans.

A.B. Graf, Jr.:  7,897 shares in fiscal 2006; 5,647 shares in fiscal 2007; 3,397 shares in fiscal 2008; and 1,537 shares in fiscal 2009.

T.M. Glenn:  7,897 shares in fiscal 2006; 5,647 shares in fiscal 2007; 3,397 shares in fiscal 2008; and 1,537 shares in fiscal 2009.

Holders of restricted shares are entitled to receive any dividends paid on such shares.

(3)            The amounts shown for Mr. Smith include excess life and umbrella insurance premiums paid on Mr. Smith’s behalf. The amounts shown for Messrs. Bronczek, Graf, and Glenn include a $500 matching contribution under the FedEx 401(k) plan and excess life and umbrella insurance premiums paid on their behalf. The amounts shown for Mr. Masterson include a $500 matching contribution under the FedEx 401(k) plan, excess life and umbrella insurance premiums paid on Mr. Masterson’s behalf of $11,734, $9,370 and $5,721, respectively, for 2005, 2004 and 2003, and $95,491 of retirement gifts (including any related sales tax paid by FedEx) for 2005.

(4)            The amounts shown include special recognition bonuses.

(5)            Mr. Masterson retired effective June 1, 2005.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock option grants under FedEx’s stock option plans made during the fiscal year ended May 31, 2005 to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based entirely on assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and FedEx’s future performance and prospects. Consequently, there can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants
	Number of	% of Total			Potential Realizable Value
	Shares	Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise or		of Stock Price Appreciation
	Options	Employees in	Base Price	Expiration	for Option Term
Name	Granted (#)	Fiscal Year	($/Sh)*	Date	5% ($)	10% ($)
F.W. Smith	325,000	12.28	72.845	6/1/2014	14,888,844	37,731,255
D.J. Bronczek	51,000	1.93	72.845	6/1/2014	2,336,403	5,920,905
K.R. Masterson	38,250	1.45	72.845	6/1/2014	1,752,302	4,440,678
A.B. Graf, Jr.	38,250	1.45	72.845	6/1/2014	1,752,302	4,440,678
T.M. Glenn	38,250	1.45	72.845	6/1/2014	1,752,302	4,440,678

*                    The exercise price of the options granted to the individuals shown above was the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) at the date of grant. The options granted are subject to a vesting schedule as follows:  25% after one year from date of grant; 50% after two years; 75% after three years; and 100% after four years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During fiscal 2005, options for a total of 2,646,651 shares were granted to various employees of FedEx and its subsidiaries.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth for each named executive officer certain information about stock options exercised during the fiscal year ended May 31, 2005 and unexercised stock options held at the end of the fiscal year.

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
F.W. Smith	–	$–	2,178,125	809,375	$109,453,836	$22,106,969
D.J. Bronczek	16,304	1,314,622	376,120	163,500	19,280,557	4,422,420
K.R. Masterson	58,000	3,945,761	170,937	123,563	7,228,066	3,340,193
A.B. Graf, Jr.	50,000	3,800,078	286,937	123,563	14,727,195	3,340,193
T.M. Glenn	30,000	1,586,422	170,937	123,563	7,228,066	3,340,193

(1)            If the shares were sold immediately upon exercise, the value realized upon exercise of an option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of exercise and the exercise price of the option.

(2)            The value of an unexercised in-the-money option at fiscal year-end is the difference between the fair market value of FedEx’s common stock on May 31, 2005 and the exercise price of the option. The value of unexercised in-the-money options, unlike the amounts set forth in the column “Value Realized,” has not been, and may never be, realized. Such options have not been, and may never be, exercised. The actual gain, if any, on exercise will depend on the value of FedEx’s common stock on the date of exercise. An option is “in-the-money” if the fair market value of FedEx’s common stock exceeds the exercise price of the option. An option is “unexercisable” if it has not yet vested.

LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

In 2002, the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal 2005 if FedEx achieved an aggregate earnings-per-share goal established by the Compensation Committee with respect to the three-fiscal-year period 2003 through 2005. Maximum bonuses were awarded under this plan for fiscal 2005 to all eligible participants, including executive officers, because FedEx’s performance substantially exceeded the plan goal for the three-fiscal-year period. The “LTIP Payouts” column in the Summary Compensation table on page 20 sets out the amounts of such bonuses awarded to the named executive officers for fiscal 2005.

The Compensation Committee has established long-term performance bonus plans for the three-fiscal-year periods 2004 through 2006, 2005 through 2007 and 2006 through 2008, providing bonus opportunities for fiscal 2006, 2007 and 2008, respectively, if certain earnings-per-share goals established by the Compensation Committee are achieved with respect to those periods. No amounts can be earned for the 2004 through 2006, 2005 through 2007 and 2006 through 2008 plans until 2006, 2007 and 2008, respectively, because achievement of the earnings-per-share goals can only be determined following the conclusion of the applicable three-fiscal-year period.

The following table sets forth estimates of the possible future payouts to each of the named executive officers under FedEx’s long-term performance bonus plans. Mr. Masterson, who retired effective June 1, 2005, is eligible for bonuses under the fiscal 2004 through 2006 and 2005 through 2007 plans based on the proportion of the applicable three-fiscal-year period during which he was employed.

	Performance or	Estimated Future Payouts
	Other Period	Under Non-Stock Price-Based Plans
	Until Maturation	Threshold	Target	Maximum
Name	or Payout	($)	($)	($)
F.W. Smith	5/31/06	562,500	2,250,000	3,375,000
	5/31/07	562,500	2,250,000	3,375,000
	5/31/08	625,000	2,500,000	3,750,000
D.J. Bronczek	5/31/06	250,000	1,000,000	1,500,000
	5/31/07	250,000	1,000,000	1,500,000
	5/31/08	250,000	1,000,000	1,500,000
K.R. Masterson	5/31/06	125,000	500,000	750,000
	5/31/07	62,500	250,000	375,000
A.B. Graf, Jr.	5/31/06	187,500	750,000	1,125,000
	5/31/07	187,500	750,000	1,125,000
	5/31/08	187,500	750,000	1,125,000
T.M. Glenn	5/31/06	187,500	750,000	1,125,000
	5/31/07	187,500	750,000	1,125,000
	5/31/08	187,500	750,000	1,125,000

The estimated individual future payouts set forth in the table above are set dollar amounts ranging from threshold amounts, if the earnings-per-share goals achieved are less than target, up to maximum amounts, if the plan goals are substantially exceeded. There can be no assurance that the estimated future payouts shown in this table will be achieved.

PENSION PLAN TABLE

Overview of Pension Plans

FedEx maintains a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan (the “Pension Plan”). The maximum compensation limit under a tax-qualified pension plan is currently $210,000. The Internal Revenue Code also limits the maximum annual benefits that may be accrued under a tax-qualified, defined benefit pension plan. In order to provide 100% of the benefits that would otherwise be denied certain management-level participants in the Pension Plan due to these limitations, FedEx also maintains a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan (the “Parity Plan”). Benefits under the Parity Plan are general, unsecured obligations of FedEx.

Effective May 31, 2003, FedEx amended the Pension Plan and the Parity Plan to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003 had the option to make a one-time election to accrue future pension benefits under either the new cash balance formula or the traditional pension benefit formula. In either case, employees retained all benefits previously accrued under the traditional pension benefit formula and will continue to receive the benefit of future salary increases on benefits accrued as of May 31, 2003. All eligible employees hired after May 31, 2003 are only eligible to participate in the Portable Pension Account feature.

Traditional Pension Benefit

The following table shows the estimated annual pension benefits, based on the traditional pension benefit formula, payable to participants upon normal retirement (age 60) on a single life annuity basis in specified remuneration classes and years of credited service under the Pension Plan and the Parity Plan. These plans (under the traditional pension benefit formula) generally provide 2% of the average of the three calendar years of highest earnings during employment multiplied by years of credited service for benefit accrual up to 25 years. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

	Years of Service
Remuneration	20	25	30	35
$1,200,000	$480,000	$600,000	$600,000	$600,000
1,300,000	520,000	650,000	650,000	650,000
1,400,000	560,000	700,000	700,000	700,000
1,500,000	600,000	750,000	750,000	750,000
1,600,000	640,000	800,000	800,000	800,000
1,800,000	720,000	900,000	900,000	900,000
2,000,000	800,000	1,000,000	1,000,000	1,000,000
2,500,000	1,000,000	1,250,000	1,250,000	1,250,000
2,800,000	1,120,000	1,400,000	1,400,000	1,400,000
2,900,000	1,160,000	1,450,000	1,450,000	1,450,000
3,000,000	1,200,000	1,500,000	1,500,000	1,500,000
3,500,000	1,400,000	1,750,000	1,750,000	1,750,000

Covered compensation for the traditional pension benefit under the Pension Plan and the Parity Plan for the named executive officers, and the remuneration specified in the above table, includes “Salary” and “Bonus” as reported in the Summary Compensation Table on page 20.

Portable Pension Account

For employees accruing benefits under the Portable Pension Account, the pension benefit earned after May 31, 2003 is expressed as a notional cash balance account. For each plan year in which a participant is credited with a year of service, compensation credits are added based on the participant’s age, service and eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Compensation Credit
Less than 55	5%
55-64	6%
65-74	7%
75 or over	8%

On June 1, 2004, the sum of age plus years of service for the three named executive officers who elected the Portable Pension Account feature was as follows:  Mr. Smith – 91; Mr. Graf – 74; and Mr. Bronczek – 77. Eligible compensation under the Portable Pension Account feature includes “Salary” and “Bonus” as reported in the Summary Compensation Table on page 20.

Interest credits are added to a participant’s Portable Pension Account benefit at the end of each fiscal quarter (August 31, November 30, February 28 and May 31). Interest credits are based on the Portable Pension Account notional balance and an annual interest credit rate equal to the greater of (a) the one-year Treasury constant maturities rate for April of the preceding plan year plus 1% and (b) 4%. The annual rate for each plan year, however, will not be more than the average 30-year Treasury rate for April of the preceding plan year. Interest credits will continue to be added until the last day of the month before plan benefits are distributed. The interest-crediting rate for the plan year ended May 31, 2005 was 4%. The interest-crediting rate for the plan year ending May 31, 2006 is 4.33%.

Upon a participant’s retirement or other termination of employment, an amount equal to the vested Portable Pension Account notional balance is payable to the participant in the form of an immediate or deferred, lump sum payment or an annuity.

Covered Compensation; Estimated Annual Benefits under Portable Pension Account

Under the traditional pension benefit, the covered compensation for the named executive officers is the average of the three calendar years of highest earnings during employment and, therefore, differs from the amounts shown as “Salary” and “Bonus” in the Summary Compensation Table on page 20. The covered compensation for each named executive officer is stated below, together with the years of credited service achieved to date. The table also shows the estimated annual pension benefits payable upon normal retirement (age 60), or at June 1, 2005 if the officer is past normal retirement age, under the Portable Pension Account feature to the three named executive officers that elected this feature.

	Traditional Pension Benefit		Portable Pension Account
Name	Covered Compensation	Years of Service	Estimated Annual Benefits(1)
F.W. Smith(2)	$2,884,212	31	$37,104
D.J. Bronczek(2)	1,436,267	27	163,120
K.R. Masterson	1,410,549	25	–
A.B. Graf, Jr.(2)	1,370,185	23	127,732
T.M. Glenn	1,211,332	24	–

(1)            Assumes a hypothetical retirement date of June 1, 2005 for Mr. Smith. For purposes of calculating the estimated annual benefit payable at normal retirement age (age 60) for Messrs. Bronczek and Graf, (a) all future years of earnings are assumed to be equal to calendar year 2004 earnings and (b) the interest credited to the Portable Pension Account is assumed to be 4.33% for all future years. The Portable Pension Account notional balance of each officer has been converted to a single life annuity based on an interest rate of 4.65% and United States government-approved assumptions as to life expectancy.

(2)            Years of service used for the traditional pension benefit are frozen as of May 31, 2003; however, covered compensation is not frozen and the applicable officers will receive the benefits of any future compensation increases.

Lump Sum Distribution

Participants may elect to receive benefits accrued prior to December 31, 2004 under the Parity Plan as a lump sum distribution or as an annuity. As a result of changes in U.S. tax law, benefits accrued under the Parity Plan after December 31, 2004 will be paid to participants as a lump sum distribution. The table below sets forth the estimated present value of the lump sum pension benefit under the Parity Plan (both the traditional pension benefit and the Portable Pension Account benefit) that would be payable to the named executive officers, other than Kenneth R. Masterson. Mr. Masterson retired effective June 1, 2005 and did not elect to receive a lump sum distribution.

Estimated Present Value of
Name	Lump Sum Distribution
F.W. Smith(1)	$18,306,588
D.J. Bronczek(2)	6,748,884
A.B. Graf, Jr.(2)	6,067,050
T.M. Glenn(2)	4,828,556

(1)            The present value of the traditional pension benefit is equal to the single life annuity payable as of a hypothetical retirement date of June 1, 2005, converted based on an interest rate of 4.65% and U.S. government-approved assumptions as to life expectancy. The present value of the Portable Pension Account benefit is equal to the notional account balance as of June 1, 2005.

(2)            The present value of the traditional pension benefit is equal to the single life annuity payable upon the earliest retirement date permitted under the Parity Plan (age 55) based upon the officer’s current covered compensation and years of credited service, converted based on an interest rate of 4.65% and U.S. government-approved assumptions as to life expectancy. The present value of the Portable Pension Account benefit for each of Messrs. Bronczek and Graf is equal to his notional account balance as of June 1, 2005.

CONSULTING AGREEMENT

FedEx has entered into a consulting agreement with Kenneth R. Masterson, who retired as FedEx’s Executive Vice President, General Counsel and Secretary effective June 1, 2005. The terms and conditions of the consulting agreement with Mr. Masterson are summarized below.

Term.   The term of the agreement begins on June 1, 2005 and ends on May 31, 2007. The term automatically renews for additional one-year periods unless either party gives written notice that the term will not be extended. Such notice must be given no less than 30 days prior to the expiration of the current term of the agreement. In any event, the agreement will terminate upon Mr. Masterson’s death or permanent disability.

Services Provided.   Mr. Masterson will provide consulting services with respect to government affairs, legal, regulatory, security and other matters as identified by the Chairman, President and Chief Executive Officer or the Executive Vice President and General Counsel. Mr. Masterson will have the title of “Senior Advisor” and he will remain a commissioned officer of the FedEx Air Carrier Police.

Payment for Services.   As consideration for his services, Mr. Masterson will receive during the term of the agreement the following:

•                    Two season tickets and parking passes at FedExForum for Memphis Grizzlies regular season and playoff games;

•                    Access to corporate suites at FedExForum and FedExField;

•                    Security services on a basis comparable to such services provided to FedEx executive management;

•                    Computer and communications equipment, systems and support on a basis similar to that provided to FedEx executive management, and the transfer to him of the computer and communications equipment in his possession at the time of his retirement;

•                    Access to FedEx email on a basis consistent with that afforded to FedEx executive management; and

•                    Financial counseling and tax preparation services on a basis comparable to such services provided to FedEx executive management.

In addition, during the term of the agreement:

•                    FedEx will make available to Mr. Masterson reasonable administrative assistance in connection with his performance of consulting services;

•                    FedEx will make available to Mr. Masterson office space and equipment in Memphis and Washington, D.C. in connection with his performance of consulting services;

•                    FedEx will make corporate aircraft available to Mr. Masterson in connection with his performance of consulting services on terms consistent with use by FedEx executive management; and

•                    Mr. Masterson will retain the passenger airlines travel cards he currently uses so long as such cards are available to FedEx, and the terms and conditions of such cards will be consistent with the terms and conditions of similar cards provided to FedEx executive management.

Mr. Masterson will receive a tax reimbursement payment from FedEx for any income taxes relating to the consideration and benefits provided under the consulting agreement. In addition, Mr. Masterson will be reimbursed for reasonable and necessary out-of-pocket expenses incurred in the performance of his consulting services.

Indemnification.   FedEx will indemnify Mr. Masterson, in a manner consistent with FedEx’s indemnification practices for executive management, from any liabilities, losses or suits related to his performance of services. Mr. Masterson agrees to perform the services in accordance with all applicable laws.

REPORT ON EXECUTIVE COMPENSATION OF THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Compensation Committee

The Compensation Committee of the Board of Directors, which is composed solely of independent directors, reviews and approves the compensation levels and programs for executive officers. With respect to the Chief Executive Officer, the Committee reviews and approves the corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of these goals and objectives, and recommends to the Board of Directors for approval by its independent members the CEO’s compensation level based on this evaluation.

The Compensation Committee has retained an independent compensation consultant, who reports directly to the Committee. During fiscal 2005, the Committee met with the consultant to discuss current and future trends and issues in executive compensation and to review the competitiveness of the compensation structure and level of the named executive officers. The independent consultant also assisted the Committee in the development and review of performance measures, strategies and alternative compensation components for FedEx’s annual and long-term incentive compensation programs.

Overview of Executive Compensation Philosophy and Program

FedEx’s mission is to produce superior financial returns for stockholders by providing high value-added supply chain, transportation, business and related information services through focused independent operating companies that compete collectively and are managed collaboratively. The Compensation Committee is committed to establishing and overseeing a compensation program for executive officers that furthers FedEx’s mission.

FedEx’s compensation program for executive officers consists of four key elements:  (1) a base salary, (2) an annual incentive cash bonus plan, (3) a long-term incentive cash bonus plan, and (4) long-term equity incentives in the form of stock options and restricted stock. The executive officer compensation program is designed to:

•                    Attract, retain and develop highly qualified and experienced executive officers by paying them competitively, motivate them to contribute to FedEx’s success and reward them for their performance;

•                    Link a significant part of each executive officer’s compensation to short- and long-term corporate performance; and

•                    Further align executive compensation with stockholder interests by focusing executive officers on building stockholder value and encouraging and facilitating significant ownership of FedEx common stock by executive officers.

The Compensation Committee believes that FedEx’s compensation structure for executive officers promotes the best interests of FedEx and its stockholders. The program enables FedEx to attract and retain highly talented and productive executive officers, while ensuring that they are compensated in such a manner as to advance both the short- and long-term interests of stockholders.

Comparison Surveys

In its fiscal 2005 executive compensation review, the Compensation Committee considered compensation survey information published by two major consulting firms of general industry companies with annual sales in excess of $10 billion. The Committee believes that general industry is the appropriate comparison category in determining competitive compensation because FedEx’s executives can be recruited from, and by, businesses outside FedEx’s industry peer group.

Base Salary

The Compensation Committee annually reviews the base salaries of all executive officers, including the CEO. The primary objective in setting salaries is to establish a competitive base compensation for FedEx executive officers.

Base salaries for executive officers, including the CEO, are targeted at the 50th percentile of base salaries for comparable positions in the two comparison surveys. With respect to Mr. Smith’s base salary, the Compensation Committee also considers market survey data regarding projected base salary increases for chief executive officers of companies in the benchmark group. The base salary level of a particular executive officer, including the CEO, may be adjusted to recognize individual competencies, skills and contributions, varying levels of experience and responsibilities, individual performance, internal equity issues or the desire to retain a valuable executive. None of these factors is given any particular weight and the specific factors used may vary among individual executives. Mr. Smith sets the base salaries of the non-CEO executive officers, subject to the limits established by the Compensation Committee. Any base salary increase for Mr. Smith generally takes effect on July 16 of each year. Any base salary increases for the non-CEO executive officers generally take effect on July 1 of each year.

Mr. Smith’s base salary was increased in fiscal 2005 by 3.0%. His fiscal 2005 base salary was slightly below the market median of base salaries of chief executive officers in the comparison surveys.

Annual Incentive Cash Bonus Plans

The annual incentive cash bonus program reflects the Compensation Committee’s philosophy that:

•                    there should be a strong relationship between pay and corporate performance; and

•                    a significant portion of an executive officer’s compensation should be “at risk” (i.e., dependent upon the achievement of corporate and/or individual performance goals).

Chief Executive Officer

Mr. Smith’s annual bonus was determined by the achievement of corporate objectives for consolidated pre-tax income for fiscal 2005. The Compensation Committee could adjust this amount upward or downward based on its consideration of several factors, including:  FedEx’s stock price performance relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Transportation Average and the Dow Jones Industrial Average; FedEx’s revenue and operating income growth relative to competitors; FedEx’s cash flow; FedEx’s return on invested capital; FedEx’s U.S. revenue market share; FedEx’s reputation rankings by various publications and surveys; and the Committee’s assessment of the quality and effectiveness of Mr. Smith’s leadership during fiscal 2005. None of these factors was given any particular weight by the Compensation Committee in determining whether to adjust Mr. Smith’s bonus amount. Mr. Smith’s annual bonus target for fiscal 2005 was 115% of his base salary, with a maximum payout of 300% of his base salary.

Mr. Smith’s target annual bonus, combined with his base salary, has a 75th percentile target for total annual salary and bonus for chief executive officers in the comparison surveys.

The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, approved an annual bonus for Mr. Smith of $3,343,376 for fiscal 2005. Mr. Smith’s fiscal 2005 annual bonus, together with his base salary, was above the 75th percentile of total annual salary and bonus targeted for chief executive officers in the comparison surveys.

Non-CEO Executive Officers

FedEx Corporation executive vice presidents participated in the fiscal 2005 annual incentive cash bonus plan established for headquarters employees. Under this plan, the annual bonus target for each executive was 90% of his base salary, with a maximum payout of 240% of base salary. A threshold payout of up to 30% of the target bonus was based on the achievement of individual objectives established at the beginning of the fiscal year for each executive. The achievement level of each executive’s individual objectives was based on Mr. Smith’s evaluation at the conclusion of fiscal 2005. The balance of the bonus payout was based on FedEx’s consolidated pre-tax income for fiscal 2005 and ranged, on a sliding scale, from a minimum amount if the plan’s pre-established consolidated pre-tax income threshold was achieved up to a maximum amount if such financial performance goal was substantially exceeded.

Each of the presidents of FedEx Express, FedEx Ground, FedEx Freight and FedEx Kinko’s participated in the fiscal 2005 annual incentive cash bonus plan sponsored by his respective company. The target annual bonus for the president of FedEx Express was 100% of his base salary, with a maximum payout of 240% of his base salary. The target annual bonus for the president of each of FedEx Ground and FedEx Freight was 80% of base salary, with a maximum payout of 240% of base salary. The target annual bonus for the president of FedEx Kinko’s was 100% of his base salary, with no maximum payout. Under the FedEx Express, FedEx Ground and FedEx Freight plans, a threshold payout of up to 30% of the target bonus was based on the achievement of individual objectives established at the beginning of the fiscal year for each executive. Under the FedEx Kinko’s plan, a threshold payout of up to 25% of the target bonus was based on the achievement of individual objectives established at the beginning of the fiscal year for the executive. The achievement level of each executive’s individual objectives was based on Mr. Smith’s evaluation at the conclusion of fiscal 2005. The balance of the bonus payout under the FedEx Express, FedEx Ground and FedEx Freight plans was based on each respective subsidiary’s operating income (30% of the target bonus) and FedEx’s consolidated pre-tax income (40% of the target bonus) for fiscal 2005 and ranged, on a sliding scale, from a minimum amount if the plan’s pre-established subsidiary operating income and FedEx’s consolidated pre-tax income thresholds were achieved up to a maximum amount if such financial performance goals were substantially exceeded. The balance of the bonus payout under the FedEx Kinko’s plan was based on its operating income for fiscal 2005 and ranged, on a sliding scale, from a minimum amount if the plan’s pre-established subsidiary operating income threshold was achieved up to an indefinite amount if such financial performance goal was substantially exceeded.

Total annual salary and bonus for these executive officers (assuming achievement of all individual and corporate objectives as described above) is targeted at the 75th percentile of total annual salary and bonus for comparable positions in the comparison surveys utilized by the Compensation Committee.

Long-Term Incentive Cash Bonus Program

In keeping with the Compensation Committee’s philosophy of providing a total compensation package for executive officers that favors variable, at-risk components of pay based on corporate performance, long-term incentives comprise a significant component of an executive officer’s total compensation. The long-term incentives are in the form of a cash bonus opportunity and stock-based awards, which are discussed in more detail below. These incentives are designed to motivate and award executive officers for achieving long-term corporate financial performance goals and maximizing stockholder value. Long-term incentives also serve to encourage the long-term employment of key employees and executive officers.

In 2002, the Compensation Committee established a long-term incentive cash bonus plan for members of upper management, including executive officers. This plan provided a bonus opportunity following the conclusion of fiscal 2005 if FedEx achieved an aggregate earnings-per-share goal established by the Compensation Committee with respect to the three-fiscal-year period 2003 through 2005. Maximum bonuses were awarded under this plan for fiscal 2005 to all eligible participants because FedEx’s performance substantially exceeded the plan goal for the three-fiscal-year period.

The Compensation Committee has established long-term performance bonus plans for the three-fiscal-year periods 2004 through 2006, 2005 through 2007 and 2006 through 2008 providing bonus opportunities for fiscal 2006, 2007 and 2008, respectively, if certain earnings-per-share goals are achieved with respect to those periods. The Long-Term Incentive Plans table on page 25 sets forth the estimated future payouts to the named executive officers under these plans if the three-fiscal-year earnings-per-share goals are achieved.

Long-Term Equity Incentives

The Compensation Committee believes that stock-based compensation aligns the interests of executive officers with stockholder interests by creating a direct link between compensation and stockholder return and gives the executive officers a significant, long-term interest in FedEx’s success. In addition, equity awards encourage and facilitate significant ownership of FedEx common stock by executive officers.

Under the terms of FedEx’s stock option plans, FedEx may grant options to key employees (as determined by the Compensation Committee) to purchase such number of shares of FedEx common stock as is determined by the Compensation Committee. All decisions to grant stock options are in the sole discretion of the Compensation Committee. In fiscal 2005, options for 2,646,651 shares of common stock were granted as long-term incentives to various key employees of FedEx, including executive officers.

Stock options granted to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. Because the exercise price of stock options is equal to the “fair market value” (as defined in the plans) of FedEx’s common stock on the grant date, the options have value only if FedEx’s stock price appreciates from the value on the date the options were granted. This design has the effect of focusing executive officers on the enhancement of stockholder value over the long-term.

Under the terms of FedEx’s restricted stock plans, FedEx may award shares of restricted stock to key employees, including executive officers, as determined by the Compensation Committee. Shares of restricted stock awarded to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient and the Committee considers the amount paid in its determination of the recipient’s total compensation. In fiscal 2005, 218,273 shares of restricted stock were awarded to various key employees of FedEx, including executive officers.

Stock option and restricted stock awards are generally made on an annual basis to executive officers. In appropriate cases, however, special grants may be authorized outside of the annual-grant framework. A special stock option grant was made in fiscal 2005 to the president of FedEx Kinko’s for retention purposes. In addition, a special stock option grant was made in July 2005 to the president of FedEx Kinko’s for internal equity purposes. Mr. Smith did not receive any restricted stock awards in fiscal 2005.

A primary factor that the Compensation Committee generally considers in determining the number of option shares and shares of restricted stock to award to executive officers is an individual’s position and level of responsibility. The Compensation Committee does not consider the stock option or common stock holdings of an executive officer, or any specific measures of corporate or individual performance, in determining the size of an option or restricted stock grant to that individual. The Committee generally designs the total annual base salary, bonus (assuming achievement of all individual and corporate objectives) and long-term incentive awards (stock option grants, restricted stock awards and cash bonus) of executive officers to be comparable with the 75th percentile of targeted total annual salary, bonus and long-term incentive compensation (cash and equity awards) for comparable positions in the comparison surveys.

Other factors that the Compensation Committee may consider with respect to the number of option shares and shares of restricted stock to award to an executive officer include:  the promotion of an individual to a more senior position; a desire to retain a valued executive; a desire to recognize a particular officer’s contributions; the number of shares then available to be granted; and stockholder dilution. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

Stock Ownership Goal

In order to encourage significant stock ownership by FedEx’s senior management and to further align their interests with the interests of FedEx’s stockholders, the Board of Directors has adopted a stock ownership goal for senior officers that is included in FedEx’s Corporate Governance Guidelines. With respect to executive officers, the stock ownership goal is that within four years after being appointed to his or her position:

•                    the Chief Executive Officer own at least 100,000 shares of FedEx common stock; and

•                    each other executive officer own at least 30,000 shares of FedEx common stock.

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. Until the ownership goal is met, the executive should consider retaining (but is not required to do so) “net profit shares” resulting from the exercise of stock options. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed upon the exercise of options.

As of August 1, 2005, each person who had been an executive officer for over four years met the stock ownership goal established by the Board.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the income tax deduction by FedEx for compensation paid to the Chief Executive Officer and the four other highest-paid executive officers to $1,000,000 per year, unless the compensation is “qualified performance-based compensation” or qualifies under certain other exceptions. The Compensation Committee designs certain components of executive compensation to ensure full deductibility. The Committee believes, however, that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.

Because Mr. Smith’s base salary is not designed to meet the requirements of Section 162(m), it continues to be subject to the $1,000,000 deductibility limit. FedEx’s stock option plans satisfy the requirements of Section 162(m). Accordingly, compensation recognized by the five highest-paid executive officers in connection with stock options granted under these plans is fully deductible. FedEx’s annual and long-term incentive cash bonus plans and its restricted stock plans do not meet all of the conditions for qualification under Section 162(m). Compensation received by the five highest paid executive officers under these plans is subject, therefore, to the $1,000,000 deductibility limit.

Conclusion

The Compensation Committee believes FedEx’s executive officer compensation policies and programs effectively serve the best interests of FedEx and its stockholders. The various components of executive officer compensation have been deliberately crafted to attract and retain highly qualified and effective executive officers and to motivate them to substantially contribute to FedEx’s future success for the benefit of stockholders.

Compensation Committee Members

Philip Greer – Chairman
James L. Barksdale
August A. Busch IV
Charles T. Manatt
Paul S. Walsh

CHANGE-IN-CONTROL ARRANGEMENTS

Stock Option and Restricted Stock Plans

FedEx’s stock option plans provide that, in the event of a change of control (as defined in the plans), each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable. This right continues, with respect to holders whose employment with FedEx terminates following a change of control, for a period of twelve months after such termination or until the option’s expiration date, whichever is sooner.

FedEx’s restricted stock plans provide that, in the event of a change of control (as defined in the plans), depending on the change of control event, the restricted shares will either be canceled and FedEx shall make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx’s common stock in connection with the change of control multiplied by the number of restricted shares held, or the restrictions applicable to any such shares will immediately lapse.

Management Retention Agreements

In December 2004, FedEx entered into new Management Retention Agreements (“MRAs”) with each of its executive officers, including the named executive officers. Each MRA superseded and nullified any previous change of control employment agreement, including the previously existing MRA, between the executive officer and FedEx. The purpose of the MRAs is to secure the executives’ continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs). The terms and conditions of the MRAs with the named executive officers, other than Kenneth R. Masterson, are summarized below. Mr. Masterson’s MRA was terminated effective June 1, 2005, the date of his retirement, in accordance with the terms of the agreement.

Term.   Each MRA renews annually for consecutive two-year terms, unless FedEx gives six months’ prior notice that the agreement will not be extended. The non-extension notice may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

Employment Period.   Upon a change of control, the MRA immediately establishes a three-year employment agreement with the executive officer. During the employment period, the officer’s position (including status, offices, titles and reporting relationships), authority, duties and responsibilities may not be materially diminished.

Compensation.   During the three-year employment period, the executive officer receives base salary (no less than his highest base salary over the twelve-month period prior to the change of control), annual bonus (no less than his average annual bonus over the three-year period prior to the change of control), incentive, savings and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

Termination.   The MRA terminates immediately upon the executive officer’s death, voluntary termination or retirement. FedEx may terminate the MRA for disability, as determined in accordance with the procedures under FedEx’s long-term disability benefits plan. Once disability is established, the officer receives 180 days’ prior notice of termination. FedEx also may terminate the officer’s MRA for “cause.”

Benefits for Qualifying Terminations.   A “Qualifying Termination” is a termination by FedEx other than for cause, disability or death or by the officer “for good reason” (principally relating to assignment of duties inconsistent with the officer’s position and reductions in compensation).

In the event of a Qualifying Termination, the executive officer will receive:  (1) a lump sum cash payment equal to three times his annual compensation, which includes his base salary, target annual bonus and target long-term incentive compensation; and (2) a lump sum cash payment equal to the excess of the benefit that would be accrued under FedEx’s pension and parity plans based on an additional 36 months of age and service over what was actually earned as of the date of termination.

For a period ending on the earliest of (i) 36 months following the termination date, (ii) the commencement of equivalent benefits from a new employer, or (iii) the date on which the executive officer reaches age 60, FedEx agrees to keep in force each plan and policy providing medical, accidental death, disability and life coverage to the officer and his dependents with the same level of coverage and the same terms as each policy and plan in effect immediately prior to the termination date.

FedEx agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer from FedEx that triggers certain excise taxes.

In exchange for these benefits, the executive officer has agreed that, for the one-year period following his termination, he will not own, manage, operate, control or be employed by any enterprise that competes with FedEx or any of its affiliates.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on FedEx’s common stock during the last five fiscal years with the Standard & Poor’s 500 Composite Index and the Dow Jones Transportation Average during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in FedEx’s common stock and in each of the foregoing indices on May 31, 2000, and assumes the reinvestment of all dividends. The graph depicts the change in the value of FedEx’s common stock relative to the indices as of the end of each fiscal year and not for any interim period. Historical stock performance is not necessarily indicative of future stock price performance.

Comparison of Five-Year Cumulative Total Return
(FedEx, S&P 500 Composite Index and Dow Jones Transportation Average)

	Fiscal Year Ended May 31,
	2000	2001	2002	2003	2004	2005
FedEx Corporation	$100	$113	$152	$181	$209	$254
S&P 500 Composite Index	100	89	77	71	84	91
Dow Jones Transportation Average	100	110	104	95	114	141

PROPOSAL 2 – ADOPTION OF AMENDMENT TO FEDEX’S INCENTIVE STOCK PLAN
TO INCREASE THE NUMBER OF OPTION SHARES AND RESTRICTED SHARES
ISSUABLE UNDER THE PLAN

FedEx’s stockholders are being asked to approve the amendment to the FedEx Corporation Incentive Stock Plan (as amended, the “Plan”), which will:

•                    increase the number of shares of FedEx common stock reserved for issuance pursuant to stock options by 7,500,000 shares; and

•                    increase the number of restricted shares of FedEx common stock issuable under the Plan by 750,000 shares.

FedEx’s Board of Directors adopted the amendment described above on May 27, 2005, subject to stockholder approval at the annual meeting.

FedEx’s Board believes that increasing the number of option shares and restricted shares issuable under the Plan is necessary to allow FedEx to continue to utilize stock options and restricted stock awards to attract and retain the services of key individuals essential to FedEx’s long-term growth and financial success. FedEx relies on stock options and restricted stock awards to attract and retain key employees and other individuals and believes that such equity incentives are necessary for FedEx to remain competitive with regard to attracting and retaining qualified individuals.

In furtherance of these objectives, the Board of Directors, upon the recommendation of the Compensation Committee, has adopted the amendment to the Plan to provide for additional option shares and restricted shares that may be issued under the Plan, subject to approval by the stockholders at the annual meeting. A summary of the Plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the Plan, as proposed to be amended, a copy of which is attached as Appendix B.

Purpose of the Plan

The purpose of the Plan is to promote the long-term success of FedEx and its subsidiaries and to increase stockholder value by:

•                    attracting and retaining key employees and directors of outstanding ability;

•                    encouraging key employees and directors to focus on long-range objectives; and

•                    further aligning the interests of key employees and directors with the interests of the stockholders.

Administration of the Plan

The Plan is administered by those members (the “Committee”), not less than two, of the Compensation Committee of the Board of Directors, each of whom is both an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee, subject to the provisions of the Plan:

•                    selects persons to receive awards from among those eligible;

•                    determines the types of awards and the number of shares of common stock covered by such awards;

•                    establishes the terms, conditions, restrictions and other provisions of awards; and

•                    amends, modifies, cancels or suspends awards.

The Committee has authority to interpret the Plan and all agreements and other instruments relating to awards, to adopt, amend and rescind rules for the administration of the Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Plan.

Types of Awards

The Committee may award restricted shares of FedEx common stock and options to purchase shares of FedEx common stock under the Plan.

Number of Shares That May Be Awarded

Prior to the proposed amendment, under the Plan, FedEx may grant:

•                    options to purchase for cash an aggregate of not more than 5,000,000 shares of FedEx common stock; and

•                    restricted stock awards of not more than 500,000 shares of FedEx common stock.

Both amounts are subject to adjustment in the event of a stock split, stock dividend, recapitalization or other corporate reorganization. The total number of shares currently covered by the Plan represents 1.8% of the shares of common stock outstanding as of August 1, 2005. The Plan also provides that no person may be granted options for more than 600,000 shares during any fiscal year. As of August 1, 2005, options to purchase 4,369,022 shares of FedEx common stock have been issued pursuant to the Plan and 443,067 shares of restricted stock have been awarded pursuant to the Plan.

The amendment would increase the aggregate number of shares of FedEx common stock purchasable for cash pursuant to stock options to 12,500,000 shares. The additional 7,500,000 shares to be added pursuant to the amendment represents 2.5% of the shares of common stock outstanding as of August 1, 2005. The amendment would increase the aggregate number of restricted shares issuable under the Plan to 1,250,000 shares. The additional 750,000 restricted shares to be added pursuant to the amendment represents 0.25% of the shares of common stock outstanding as of August 1, 2005.

The Plan provides for the use of authorized but unissued shares or treasury shares. To the extent any shares of common stock covered by an award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the award is terminated, canceled or expires unexercised, then the shares of common stock subject to such award may again be used for further awards under the Plan.

Term of the Plan

The Plan became effective on September 29, 2003, and was amended at the 2004 annual meeting of stockholders on September 27, 2004. The proposed Plan amendment will become effective when approved by the stockholders. Unless the Plan is earlier terminated in accordance with its provisions, no awards will be made under the Plan after May 31, 2013, but outstanding options and restrictions on restricted shares issued under the Plan may extend beyond that date.

Eligibility to Receive Awards

Unless otherwise determined by the Committee, awards of restricted stock and stock options may be made to key employees, including approximately 270 officers, of FedEx and its subsidiaries, as may be designated by the Committee. In addition, non-employee directors may receive stock options as set forth in the Plan, but are not eligible to receive restricted stock awards.

Provisions Applicable to Restricted Stock Awards

Terms, Conditions and Restrictions.   The Committee has authority to establish the terms, conditions, restrictions and other provisions of each restricted stock award. Unless otherwise specified by the Committee, restricted shares shall be restricted for a period of at least one year and not more than ten years. Except as otherwise provided in the Plan or determined by the Committee, the recipient of restricted shares must remain employed by FedEx or a subsidiary during the restriction period or otherwise forfeit all right, title and interest in and to the restricted shares. Until such time as the restrictions on the restricted shares terminate, FedEx or its designee will hold the certificates for such restricted shares in escrow on the recipient’s behalf.

Agreements and Stock Legends.   A restricted stock award will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by FedEx and setting forth the terms, conditions, restrictions and other provisions of the award. Stock certificates for restricted shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which the shares are subject.

Rights with Respect to Shares.   The recipient of a restricted stock award has all rights of ownership with respect to such underlying shares, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Plan, the agreement relating to the award and any legend on the stock certificate for such shares. Any additional shares of FedEx common stock received incident to the ownership of restricted shares, as a result of a stock dividend, stock split, merger or otherwise, will also be restricted and be subject to the same restrictions and bear the same legend as the original restricted shares.

Transferability Restrictions.   During the applicable restriction period, restricted shares may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner.

Lapse of Restrictions.   Unless otherwise determined by the Committee, the restrictions applicable to restricted shares terminate with respect to such shares on the earliest to occur of:

•                    the specified expiration of the restriction period (including upon a change of control),

•                    the recipient’s retirement at or after the age of 60,

•                    the recipient’s permanent disability, or

•                    the recipient’s death,

provided that, in the event of the recipient’s retirement at or after the age of 60 or permanent disability, the restrictions will not terminate prior to six months after the date of award, unless otherwise specified by the Committee. If a recipient retires at or after the age of 55, but before the age of 60, the restrictions will continue until the earlier of the specified expiration of the restriction period, the recipient’s permanent disability or the recipient’s death.

Tax Reimbursement.   At the Committee’s discretion, FedEx may make a tax reimbursement cash payment in favor of an award recipient in connection with the tax consequences resulting from the restricted stock award, the lapse of restrictions on the restricted shares or the payment by the recipient of any taxes related thereto, subject to any conditions the Committee may specify.

Provisions Applicable to Stock Options

Exercise Price.   The Committee may grant options to purchase FedEx common stock for cash at a price not less than the fair market value of the shares, which is equal to the average of the high and low prices of the common stock on the New York Stock Exchange on the grant date. The closing price of FedEx’s common stock on August 1, 2005 was $84.76.

Term of Options; Incentive Stock Options.   Unless otherwise determined by the Committee, options may not be exercised later than ten years after the grant date. Subject to the limitations imposed by the provisions of the Code, certain of the options granted under the Plan may be designated “incentive stock options.”

Written Agreement.   Each stock option granted under the Plan will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by FedEx and setting forth the terms, conditions and other provisions of the stock option, including the number of shares covered by the stock option, the exercise price per share, the term of the stock option and the vesting schedule. A recipient of a stock option award may not exercise the stock option until he or she executes and delivers such agreement to FedEx.

Transferability Restrictions.   A stock option issued under the Plan by its terms will be personal, and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

Rights After Termination of Employment.   Unless otherwise determined by the Committee:

•                    No option may be exercised after termination of an optionee’s employment or directorship for any reason other than death, disability or retirement.

•                    If an optionee retires, such optionee’s option will continue to vest in accordance with its terms and may be exercised until the expiration of the stated period of the option.

•                    If an optionee’s employment or directorship terminates by reason of permanent disability, such optionee’s option immediately vests and may be exercised for a period of twenty-four months after such termination date (except no option may be exercised less than six months from the grant date) or until the expiration of the option, whichever period is shorter.

•                    If an optionee dies after retirement or within the twenty-four month period following termination by reason of disability, the optionee’s option may be exercised by the optionee’s legal representative, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of death or until the expiration of the option, whichever period is shorter.

•                    If an optionee dies while an employee or director, such optionee’s options immediately vest and may be exercised by the optionee’s legal representative for a period of twelve months from the date of death or until the expiration of the option, whichever period is shorter.

Payment of Exercise Price.   Because the options are to be granted as incentives, FedEx will not receive any cash consideration for granting options. Payment in full of the option price in cash must be made upon exercise of any option.

Cancellation of Outstanding Options.   The Committee may revoke and cancel any outstanding options which, in the aggregate, would create a significant adverse effect on FedEx’s financial statements if the Financial Accounting Standards Board subjects such options to new accounting rules.

Stock Option Grants to Non-Employee Directors

The Committee may grant to each non-employee director who is elected at or who remains in office following an annual meeting, immediately following such meeting, an option to purchase such number of shares of FedEx common stock as shall be determined by the Committee. Each non-employee director who is elected or appointed a director other than at an annual meeting may be granted upon such election or appointment an option to purchase such number of shares of FedEx common stock as shall be determined by the Committee. Options granted to non-employee directors cannot be exercised earlier than one year from the grant date.

Repricing and Discounting Prohibited

The Plan prohibits the repricing of outstanding options (including, without limitation, by canceling an outstanding option and replacing such option with a new option with a lower exercise price) and the granting of discounted options.

Loans Prohibited

FedEx will not loan funds to an optionee for the purpose of paying the exercise price associated with a stock option issued under the Plan or for the purpose of paying any taxes associated with the issuance, exercise or vesting of any award under the Plan.

Change of Control

Upon the occurrence of a “change of control” (as defined in the Plan):  (i) depending on the change of control event, the stock certificates evidencing any restricted shares will either be canceled and FedEx shall make a cash payment to the holders in an amount equal to the highest price per share received by the holders of FedEx’s common stock in connection with the change of control multiplied by the number of restricted shares held, with any non-cash consideration to be valued in good faith by the Committee, or the restrictions applicable to any such shares will immediately lapse; and (ii) all outstanding stock options will become fully vested and immediately exercisable. Any option holder whose employment or directorship terminates following a change of control may exercise his or her option for a period ending on the earlier of the date of expiration of such option or the date that is twelve months after the termination of employment or directorship.

Termination and Amendment of the Plan

The Board of Directors or the Committee may suspend or terminate the Plan at any time and the Committee may amend or modify the Plan and amend, cancel or suspend any award made under the Plan at any time; provided, however, that without the consent of the recipients affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of such recipients with respect to awards previously granted, except as provided in the Plan. Certain amendments and modifications as specified in the Plan, including an amendment to increase the number of shares issuable under the Plan or to reprice outstanding stock options, may not be made, however, without the requisite vote of FedEx’s stockholders.

Benefits to Named Executive Officers and Others

The following table sets forth with respect to each individual and group listed below (i) the number of shares of common stock issuable pursuant to stock options granted under the Plan and (ii) the number of restricted shares of common stock awarded under the Plan, in each case since the Plan’s inception on September 29, 2003 through August 1, 2005. The table only includes stock option and restricted stock awards made under the Plan from September 29, 2003 through August 1, 2005. It does not include any grants made during this same period under any of FedEx’s other stock option or restricted stock plans.

	Option Shares Granted Since Adoption of Plan	Restricted Shares Granted Since Adoption of Plan
Frederick W. Smith Chairman, President and Chief Executive Officer	250,000	–
David J. Bronczek President and Chief Executive Officer – FedEx Express	45,900	15,802
Kenneth R. Masterson Former Executive Vice President, General Counsel and Secretary	–	6,145
Alan B. Graf, Jr. Executive Vice President and Chief Financial Officer	34,425	12,290
T. Michael Glenn Executive Vice President, Market Development and Corporate Communications	34,425	12,290
All current executive officers as a group	497,500	87,786
Non-employee directors	–	–
All employees, including all current officers who are not executive officers, as a group	3,871,522	355,281

New Plan Benefits

Any future awards granted to eligible participants under the Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time.

Foreign Jurisdictions

In order to foster and promote achievement of the material purposes of the Plan in foreign jurisdictions and to fairly accommodate for differences in local law, tax policy or custom, the Committee may modify the terms of the Plan or provide additional terms. These modifications or additional terms may be reflected in sub-plans, supplements or alternative versions of the Plan.

Federal Income Tax Consequences

The following is a brief description of the material United States federal income tax consequences associated with awards under the Plan. It is based on existing United Sates laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

Restricted Stock.   Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. FedEx is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

A recipient’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.

Stock Options.   Neither incentive stock option grants nor non-qualified stock option grants cause any tax consequences to the optionee or FedEx. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the optionee and is deductible by FedEx. The optionee’s tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain.

Upon the exercise of an incentive stock option, the optionee will not realize taxable income, but the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. When the stock acquired upon exercise of an incentive stock option is subsequently sold, the optionee will recognize income equal to the difference between the sales price and the exercise price of the option. If the sale occurs after the expiration of two years from the grant date and one year from the exercise date, the income will constitute long-term capital gain. If the sale occurs prior to that time, the optionee will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. FedEx will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. If the optionee exercises an incentive stock option more than three months after his or her termination of employment due to retirement or more than twelve months after his or her termination of employment due to permanent disability, he or she is deemed to have exercised a non-qualified stock option.

Compensation realized by optionees on the exercise of non-qualified stock options or the disposition of shares acquired upon exercise of any incentive stock options will be considered performance-based compensation under the Code and not subject to the $1,000,000 deductibility limit of Section 162(m) of the Code.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve the amendment to the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Stockholders

Stockholders approved FedEx’s 1987, 1989, 1993, 1995, 1997, 1999 and 2002 Stock Incentive Plans, as amended, and the Incentive Stock Plan, as amended. Although options are still outstanding under the 1987, 1989, 1993 and 1995 plans, no shares are available under these plans for future grants. Stockholders also approved FedEx’s 1995 Restricted Stock Plan.

Equity Compensation Plans Not Approved by Stockholders

FedEx’s 1997 and 2001 Restricted Stock Plans, as amended, were approved by the Board of Directors, but were not approved by the stockholders. Under the terms of these plans, key employees may receive restricted shares of common stock as determined by the Compensation Committee. Only treasury shares may be issued under these plans. Restrictions on the shares typically expire over four years from the award date. Holders of restricted shares are entitled to vote the shares and to receive any dividends paid on the shares.

In connection with its acquisition of Caliber System, Inc. in January 1998, FedEx assumed Caliber’s deferred compensation plan. This plan was approved by Caliber’s board of directors, but not by Caliber’s or FedEx’s stockholders. Following FedEx’s acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer’s 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units are payable in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.

Summary Table

The following table sets forth certain information as of May 31, 2005 with respect to compensation plans under which shares of FedEx common stock may be issued. The table does not include the additional shares of common stock that may be issued under FedEx’s Incentive Stock Plan if the Plan amendment is approved by the stockholders at the annual meeting.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	17,107,963	(1)	$52.41	3,879,035 (2)
Equity compensation plans not approved by stockholders	13,981	(3)	N/A	261,199 (4)
Total	17,121,944		$52.41	4,140,234

(1)            Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx’s stock option plans. This number does not include:  (a) 251,419 shares of common stock issuable upon exercise of outstanding options granted under plans assumed by FedEx in acquisitions; (b) 10,040 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber System, Inc.; and (c) 55,635 shares of common stock issuable under stock credit plans assumed by FedEx in the Caliber acquisition. The weighted average exercise price of outstanding options granted under option plans assumed in acquisitions as of May 31, 2005 was $21.23.

FedEx cannot make any additional awards under these assumed plans, but additional FedEx common stock equivalent units may be issued to current participants under the assumed stock credit plans pursuant to dividend equivalent rights.

(2)            Includes 3,589,600 option shares available for future grants under FedEx’s stock option plans and 289,435 shares available for future restricted stock grants under FedEx’s 1995 Restricted Stock Plan and Incentive Stock Plan, as amended. Only treasury shares may be issued under the 1995 Restricted Stock Plan.

(3)            Represents shares of FedEx common stock issuable pursuant to the deferred compensation plan assumed by FedEx in the Caliber acquisition as described on page 48.

(4)            Represents the number of shares available for future grants under FedEx’s 1997 and 2001 Restricted Stock Plans, as amended. Only treasury shares may be issued under these plans.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board of Directors in its oversight of FedEx’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on the FedEx Web site at http://ir.fedex.com/governance/committeechar.cfm#audit.

Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the fiscal year ended May 31, 2005, including a discussion of, among other things:  (i) the acceptability and quality of the accounting principles; (ii) the reasonableness of significant accounting judgments and critical accounting policies and estimates; (iii) the clarity of disclosures in the financial statements; and (iv) the adequacy and effectiveness of FedEx’s financial reporting procedures and internal control structure, including FedEx’s disclosure controls and procedures and internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer of FedEx their respective certifications with respect to FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005.

The Audit Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of FedEx’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed those disclosures and other matters relating to independence with the independent registered public accounting firm.

The Audit Committee discussed with FedEx’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of FedEx’s internal controls and the overall quality of FedEx’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of an unqualified opinion from Ernst & Young LLP dated July 12, 2005 regarding the audited financial statements of FedEx for the fiscal year ended May 31, 2005, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee Members

John A. Edwardson – Chairman
J. Kenneth Glass
Joshua I. Smith
Peter S. Willmott

The foregoing Report on Executive Compensation of the Compensation Committee of the Board of Directors, Stock Performance Graph and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent FedEx specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services Ernst & Young LLP provided to FedEx during fiscal 2005 and 2004:

	2005	2004
Audit fees	$14,168,000	$7,330,000
Audit-related fees	466,000	369,000
Tax fees	1,438,000	1,965,000
All other fees	27,000	20,000
Total	$16,099,000	$9,684,000

•                     Audit Fees.   Represents fees for professional services provided for the audit of FedEx’s annual financial statements and review of FedEx’s quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings. The fees for fiscal 2005 include fees related to the audit of FedEx’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

•                     Audit-Related Fees.   Represents fees for assurance services related to the audit of FedEx’s financial statements. The amounts shown for fiscal 2005 and 2004 include fees primarily for benefit plan audits.

•                     Tax Fees.   Represents fees for professional services provided primarily for domestic and international tax compliance and advice. Tax compliance and preparation fees totaled $649,000 and $1,301,000 in fiscal 2005 and 2004, respectively. While not required, FedEx has transitioned from Ernst & Young LLP as its primary tax services provider to PricewaterhouseCoopers LLP. The transition began during fiscal 2004 and was completed in fiscal 2005.

•                     All Other Fees.   Represents fees for products and services provided to FedEx not otherwise included in the categories above. The amounts shown for fiscal 2005 and 2004 include fees for online technical resources. The amount shown for fiscal 2005 also includes fees for international operational audit services.

FedEx’s Audit Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP audited FedEx’s annual financial statements for the fiscal year ended May 31, 2005. The Audit Committee has appointed Ernst & Young to be FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2006. The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Auditor

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted two policies:  the Policy on Engagement of Independent Auditor and the Policy on Hiring Certain Employees and Partners of the Independent Auditor. The Policy on Engagement of Independent Auditor is available on FedEx’s Web site at http://ir.fedex.com/governance/Auditor_Policy.cfm.

Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting.

Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of FedEx’s business) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of FedEx authorized by the Audit Committee to sign on behalf of FedEx.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

In addition, FedEx’s independent registered public accounting firm may not provide any services to FedEx officers or Audit Committee members, including financial counseling and tax services.

Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional employee of the independent registered public accounting firm or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent registered public accounting firm in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent registered public accounting firm’s operations or policies, has capital balances in the independent registered public accounting firm or maintains certain other financial arrangements with the independent registered public accounting firm. FedEx will not hire a former member of the independent registered public accounting firm’s audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required “cooling-off” period to elapse.

The FedEx Executive Vice President and Chief Financial Officer will approve any hire who was employed during the preceding three years by the independent registered public accounting firm, and will annually report all such hires to the Audit Committee.

Vote Required For Ratification

The Audit Committee is responsible for selecting FedEx’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Ernst & Young as FedEx’s independent registered public accounting firm for fiscal year 2006. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of Ernst & Young as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4 – STOCKHOLDER PROPOSAL:  SIMPLE MAJORITY VOTING

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 100 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“4 – Adopt Simple Majority Vote

RECOMMEND:  Adopt Simple Majority Vote. That our Board of Directors take each step necessary in the most expeditious manner for a simple majority vote to apply on each issue subject to shareholder vote.

This includes the application of a simple majority vote threshold to the fullest extent consistent with state law to make changes in our Charter regarding Business Combinations, Director Powers and Stockholder Action. And also to make changes in our Bylaws regarding Meetings of Stockholders, Special Meetings and Stockholder Action.

75% Yes-Vote

This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

Terminate Potential Frustration of the Shareholder Majority

Our current rule allows a small minority to frustrate the will of the shareholder majority. For example, in requiring our 80% vote to make certain governance changes, if 79% vote yes and only 1% vote no – only 1% could force their will on the overwhelming 79% majority. Such 80% supermajority vote requirements can lock in provisions that are harmful to shareholders and limit shareholders’ role in our company.

Progress Begins with a First Step

I believe the reason to take the above RESOLVED step is reinforced by our company’s vulnerability when compared to best practices in corporate governance. For instance in 2004 it was reported (and corresponding concerns are inserted):

The Corporate Library (TCL), an independent investment research firm in Portland, Maine rated our company:

“F” in CEO Pay

“F” in Board Composition

“High” in Overall Governance Risk Assessment

Our Philip Greer was designated a “Problem Director” by TCL because he chaired the FedEx Compensation Committee, which received a CEO Compensation grade of “F”.

Our Peter Willmott was designated a “Problem Director” because he chaired the FedEx Nomination Committee, which received a Board Composition grade of “F”. And our Nomination Committee had only one other member.

Furthermore Mr. Willmott had 31-years tenure – independence concern – and also chaired our key Compensation Committee.

Our Board had 7 active CEOs. Active CEOs are often over-committed, may lack independence of management’s views and tend to overpay fellow CEOs.

Six of our directors had tenures from 16 to 34 years – independence concern.

Four of our directors held from 4 to 6 board seats – over-commitment concern.

Two directors owned zero stock – under-commitment concern.

Our CEO pay package was excessive, totaling over $36 million. Although most CEO pay was from stock options, adequate links to performance measures were lacking.

One Step Forward

The existence of the above governance concerns arguably heightens the importance of passing the one RESOLVED topic of this proposal.

Adopt Simple Majority Vote
Yes on 4”

Board of Directors’ Statement in Opposition

Almost all stockholder votes at FedEx are already determined by a majority vote – a majority of either votes cast or outstanding shares. Consistent with Delaware law, however, FedEx’s Certificate of Incorporation and Bylaws require an 80% “supermajority” vote of outstanding shares for the following few actions:

•                    Dividing the Board into classes with staggered terms;

•                    Approving certain business combinations, including certain mergers or consolidations, unless the transaction is approved by the Board or offers a fair value to stockholders (the “fair price provision”); and

•                    Amending or repealing the fair price provision or the requirements in FedEx’s Certificate of Incorporation and Bylaws that (i) stockholder action be taken at a duly called annual or special meeting, and (ii) special meetings be called only by the Board of Directors.

These supermajority voting requirements were adopted by our stockholders and relate to fundamental elements of our corporate governance. Nevertheless, the Board of Directors and its Nominating & Governance Committee have carefully considered this proposal and the arguments for and against eliminating the supermajority voting requirements. We have concluded that it is still appropriate to require supermajority approval of such fundamental matters and therefore we oppose this proposal.

To begin with, adoption of this proposal would make it easier to reinstate a staggered Board. At the 2004 annual meeting, the Board of Directors recommended and our stockholders approved amendments to FedEx’s Bylaws to eliminate the classified structure of the Board and allow for the annual election of all directors. If this proposal is adopted, the staggered Board could be reinstated with a simple majority vote.

Adoption of this proposal would also remove an important form of stockholder protection. Without the fair price provision and the requirements relating to stockholder action, it may be possible for one or a few large stockholders to take actions that may not be in the best interests of the other stockholders. Elimination of these provisions, especially when combined with last year’s elimination of our classified Board structure, could make it more difficult for your independent Board of Directors to maximize stockholder value for all stockholders. In the event of a hostile takeover attempt, for example, the provisions would encourage the person seeking to gain control of FedEx to initiate arm’s-length discussions with the Board, which is in a position to negotiate a transaction that is most favorable to FedEx and our stockholders.

It is unclear whether this proposal is intended to require a majority vote in the election of directors. Under Delaware law, directors are elected by a plurality vote. By requesting a “simple majority vote” on “each issue subject to shareholder vote,” the proposal could increase the vote required to elect directors. We believe that majority voting for directors is unworkable and unnecessary at FedEx. See page 59, “Proposal 6 – Stockholder Proposal:  Majority Voting for Director Elections – Board of Directors’ Statement in Opposition.”

Finally, we take issue with the proponent’s criticism of certain of FedEx’s corporate governance practices. FedEx has an independent, active and effective Board of Directors committed to the highest quality corporate governance. Reflecting this commitment, we have embraced the spirit of corporate governance reform rather than merely meeting the minimum compliance standards set forth in the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange’s corporate governance listing standards. We were proactive in early compliance with many aspects of those laws and have implemented many governance enhancements that go well beyond those legal requirements. For example, within the past three years, the Board of Directors has:

•                    Amended our Bylaws to provide for the annual election of directors, as discussed above.

•                    Adopted a policy requiring stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill. (Note that FedEx does not currently have, nor has it ever had, a poison pill.)

•                    Established a stock ownership goal for senior officers, including a recommendation that each officer and each Board member retain stock acquired upon stock option exercises until his or her goal is met. The Board of Directors has long had a stock ownership goal for non-management directors.

•                    Adopted a policy that Board members should not sit on more than five other public company boards and Board members who are chief executive officers of public companies should not sit on more than two other public company boards.

•                    Added four highly qualified, independent directors to the Board.

In sum, we remain convinced that FedEx’s few supermajority voting requirements and plurality-voting standard for director elections continue to promote our longstanding goal of providing effective governance and value protection for the long-term benefit of our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 5 – STOCKHOLDER PROPOSAL:  POLITICAL CONTRIBUTIONS REPORT

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that Bart Naylor, 1255 North Buchanan Street, Arlington, Virginia 22205, the beneficial owner of 200 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Resolved, that the shareholders of FedEx Corporation (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.         Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.         Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.         An accounting of the Company’s funds contributed to any of the persons or organizations described above;

b.        The business rationale for each of the Company’s political contributions; and

c.         Identification of the person or persons in the Company who participated in making the decisions to contribute.

This report shall be presented to the board of directors’ audit committee or other relevant oversight committee, and posted on the company’s website to reduce costs to shareholders.

Statement of Support: As a long-term shareholder of FedEx Corporation, I support policies that apply transparency and accountability to corporate political giving. In my view, such disclosure is consistent with public policy in regard to public company disclosure.

Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. In the 2001-02, the last fully reported election cycle, FedEx contributed at least $555,900. (The Center for Responsive Politics, Soft Money Donors: http://www.opensecrets.org/softmoney/softcomp2.asp?

txtName=FedEx+Corp&txtUltOrg=y&txtSort=name&txtCycle=2002).

Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Responsive Politics, a leading campaign finance watchdog organization, provides an incomplete picture of the Company’s political donations. Complete disclosure by the company is necessary for the company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets.

Although the Bi-Partisan Campaign Reform Act (BCRA) enacted in 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.

Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why I urge your support for this critical governance reform.”

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption would not be in the best interests of our stockholders.

The Board believes it is in the best interests of our stockholders for FedEx to be an effective participant in the political process. We are subject to extensive regulation at the federal and state levels and are involved in a number of legislative initiatives in a broad spectrum of policy areas that can have an immediate and dramatic effect on our operations. We promote legislative and regulatory actions that further the business objectives of FedEx and attempt to protect FedEx from unreasonable, unnecessary or burdensome legislative or regulatory actions at all levels of government. We actively participate in the political process with the ultimate goal of promoting and protecting the economic future of FedEx and our stockholders and employees.

An important part of participating effectively in the political process is making prudent political contributions – but only where permitted by applicable law. Political contributions of all types are subject to extensive governmental regulation and public disclosure requirements, and FedEx is fully committed to complying with all applicable campaign finance laws. For example, corporate contributions are subject to certain limitations at the federal level, and we make none. While some states have not banned corporate contributions to candidates or political parties, all states require that such contributions be disclosed either by the recipient or by the donor. This information also is publicly available. As a result of these mandatory disclosures, the Board has concluded that ample public information exists regarding FedEx’s political contributions to alleviate the concerns cited in this proposal.

FedEx also provides an opportunity for its employees to participate in the political process by joining FedEx’s non-partisan political action committee (“FedExPAC”). FedExPAC allows our employees to pool their financial resources to support federal, state and local candidates, political party committees and political action committees. The political contributions made by FedExPAC are funded entirely by the voluntary contributions of our employees. No corporate funds are used. Moreover, FedExPAC’s activities are subject to comprehensive regulation by the federal government, including detailed disclosure requirements, which include monthly reports with the Federal Election Commission. These reports are publicly available and include an itemization of FedExPAC’s receipts and disbursements, including any political contributions, over $200.

Finally, the Board believes that disclosure of the business rationale behind each political contribution, as requested in this proposal, could place FedEx at a competitive disadvantage by revealing its strategies and priorities. Because parties with interests adverse to FedEx also participate in the political process to their business advantage, any unilateral expanded disclosure could benefit those parties while harming the interests of FedEx and our stockholders. The Board believes that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than FedEx alone (as the proponent requests).

In short, we believe that this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions already exists. If adopted, the proposal would apply only to FedEx and to no other company and would cause FedEx to incur undue cost and administrative burden, as well as competitive harm, without commensurate benefit to our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 6 – STOCKHOLDER PROPOSAL:  MAJORITY VOTING FOR DIRECTOR ELECTIONS

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, the beneficial owner of 176 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“RESOLVED: That the shareholders of FedEx Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

STATEMENT OF SUPPORT: Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company’s director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company’s current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. So even if 99.99% of the shares “withhold” authority to vote for a candidate or all the candidates, a 0.01% “for” vote results in the candidate’s election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company’s governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

We urge your support FOR this important director election reform.”

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee oppose this proposal because the proposed fundamental change is unnecessary and has the potential to seriously disrupt FedEx’s highly effective corporate governance processes.

The system of plurality voting, which the proponent seeks to replace, not only has long been the accepted system among major U.S. companies, but also is the default system under Delaware law and most other state corporate laws. The rules governing plurality voting are well known and understood.

Existing provisions of Delaware law would prevent this proposal from achieving its intended goal of electing directors by a majority vote and removing directors who do not receive a majority vote. Under Delaware law, a director serves until a successor is elected and qualified, and a director may only be removed by a majority vote of the stockholders. Therefore, even if this proposal is adopted, an incumbent director who does not receive a majority vote will nonetheless continue to hold office because no successor will have been elected. Likewise, a new director nominee who does not receive a majority vote will cause an incumbent director not standing for election to hold over until the next election of directors. Of course, an unelected “holdover” director could resign, but then the Board of Directors would be responsible for appointing someone the fill the resulting vacancy. Having the Board appoint directors is less democratic than having stockholders elect them by plurality vote.

Moreover, using a majority vote standard for director elections would effectively transform an abstention or withheld vote into a vote against a Board nominee. This may not be the intent of each stockholder. If this proposal is adopted, we might need to implement costly vote-getting strategies, even in routine elections, to ensure director nominees obtain the required vote. The Board does not believe such increased spending would be an optimal use of company funds.

Additionally, the Board believes this proposal would foster contested elections, which would expose our stockholders to additional unnecessary expense and uncertainty. Contested elections would also hamper the Board’s efforts to attract and retain the best director candidates, who typically have many opportunities to serve as directors of other large public companies with plurality voting systems. In addition, the proposed change would impair stockholders’ ability to elect their favored director candidate in a contested election by requiring a higher threshold than a plurality vote.

Using the longstanding plurality-voting standard, our stockholders have always elected extremely qualified and experienced directors with the highest level of personal and professional ethics, integrity and values. All but two of FedEx’s 13 current directors qualify as independent under the Board’s director independence standards, which are stricter than applicable legal requirements. FedEx’s Audit and Compensation Committees and its Nominating & Governance Committee, which is responsible for recommending our director nominees, are each composed entirely of independent directors. It is also worth noting that no FedEx Corporation director has ever received less than 80% of the total votes cast, so the proposed change would not have had any effect on the composition of FedEx’s Board of Directors.

In light of existing provisions of Delaware law, it is unclear how this proposal would work in practical terms and whether its goal could even be realized. As a result, many governmental entities, scholars, corporations and stockholders are currently researching the desirability and mechanics of implementing this change. We will continue to monitor developments and be prepared to take whatever action is appropriate to further our longstanding commitment to first-rate corporate governance.

In sum, the proposed change would raise many difficult issues and have unintended, unforeseen, unnecessary and potentially harmful consequences for our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

OTHER MATTERS

FedEx’s Bylaws require stockholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and we have not received any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation

FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement of certain disbursements and expenses.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.”  Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of this proxy statement and the 2005 Annual Report to Stockholders, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our annual report or proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our annual report or proxy statement for your household, please contact our transfer agent, EquiServe Trust Company, N.A. (in writing:  P.O. Box 43069, Providence, Rhode Island 02940-3069; by telephone:  in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).

If you participate in householding and wish to receive a separate copy of this proxy statement or the 2005 Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of future annual reports or proxy statements, please contact EquiServe as indicated above. A separate copy of this proxy statement and the 2005 Annual Report will be delivered promptly upon request.

Beneficial stockholders who are not record holders can request information about householding from their banks, brokers or other holders of record.

Stockholder Proposals for 2006 Annual Meeting

Stockholder proposals intended to be presented at FedEx’s 2006 annual meeting must be received by FedEx no later than April 17, 2006 to be eligible for inclusion in FedEx’s proxy statement and form of proxy for next year’s meeting. Proposals should be addressed to FedEx Corporation, Attention:  Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2006 annual meeting, including nominations of director candidates, FedEx’s Bylaws require stockholders to give advance notice of such proposals. The required notice must be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to our 2006 annual meeting of stockholders, our Bylaws require notice to be provided to FedEx Corporation, Attention:  Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120, as early as May 29, 2006 but no later than June 28, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 annual meeting, the chairman of the meeting will declare it out of order and disregard any such matter.

By order of the Board of Directors,

CHRISTINE P. RICHARDS
Secretary

APPENDIX A

FedEx Corporation

STANDARDS OF DIRECTOR INDEPENDENCE

A director will be considered “independent” only if the Board affirmatively determines that the director has no direct or indirect “material relationship” with FedEx, other than as a director. In making its independence determinations, the Board will broadly consider all relevant facts and circumstances. In addition, the Board will assume that each of the following relationships is not a “material relationship” and therefore will not, by itself, prevent a director from being considered “independent”:

•                    Prior Employment of Director.   The director was employed by FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

•                    Prior Employment of Immediate Family Member.   An immediate family member was an officer of FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

•                    Current Employment of Immediate Family Member.   An immediate family member is employed by FedEx in a non-officer position, or by FedEx’s independent auditor not as a partner and not participating in the firm’s audit, assurance or tax compliance practice.

•                    Interlocking Directorships.   An executive officer of FedEx served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.

•                    Business Relationships.   The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, FedEx for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenues for such year.

•                    Indebtedness.   A director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that is indebted to FedEx or to which FedEx is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.

•                    Charitable Contributions.   A director is a trustee, fiduciary, director or officer of a tax-exempt organization to which FedEx contributes, and the contributions to such organization by FedEx have not within any of such organization’s three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenues for such year.

An “immediate family member” includes a director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such director’s home.

A-1

If the Board determines that a director who has a relationship with FedEx that does not satisfy the above categorical standards is nonetheless “independent,” the Board will disclose the basis for such determination in FedEx’s annual proxy statement.

The Board will continue to monitor the applicable independence requirements of the New York Stock Exchange and any other law and will ensure that these standards of director independence continue to be consistent with those requirements. Directors have an affirmative obligation to inform the Board of any changes in their circumstances or relationships that may impact their designation by the Board as “independent.”

A-2

APPENDIX B

FedEx Corporation

INCENTIVE STOCK PLAN
(AS AMENDED)

1.   Purpose

The purpose of the FedEx Corporation Incentive Stock Plan (as amended, the “Plan”) is to aid the Company and its subsidiaries in securing and retaining key employees and directors of outstanding ability and to motivate them to exert their best efforts to achieve the long-term goals of the Company and its subsidiaries. The Company believes that the ownership or increased ownership of the Company’s Common Stock by employees and directors will further align their interests with those of the Company’s other stockholders and will promote the long-term success of the Company.

2.   Definitions

Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the respective meanings indicated below:

“Award” means an award granted under the Plan, which may be in the form of Restricted Shares or a Stock Option.

“Board of Directors” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

“Common Stock” means the common stock, par value $0.10 per share, of the Company.

“Company” means FedEx Corporation, a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

“Incentive Stock Option” means a Stock Option or portion thereof that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Non-Management Director” means a member of the Board of Directors who is not an employee of the Company or any of its subsidiaries.

“Non-Qualified Option” means a Stock Option or portion thereof that is not an Incentive Stock Option.

“Participant” means any individual who receives an Award.

“Restricted Shares” means shares of Common Stock granted under the Plan that are subject to certain restrictions as provided in Section 8.

“Restricted Stock Award” means a grant of Restricted Shares under the Plan.

“Stock Option” is a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price. A Stock Option may be an Incentive Stock Option or a Non-Qualified Option.

3.   Term of the Plan

The Plan shall be effective as of the date on which it is approved by the Company’s stockholders. Unless the Plan is earlier terminated in accordance with the provisions hereof, no Award shall be granted under the Plan after May 31, 2013, but outstanding Stock Options and restrictions on Restricted Shares may extend beyond such date.

4.   Administration of the Plan

(a)   The Committee.   The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom qualifies as both an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act (the “Committee”).

(b)   Authority of the Committee.

(1)   Subject to the provisions of the Plan, the Committee shall have sole and complete authority and discretion to:  (i) select Participants and make Awards; (ii) determine the types of Awards and the number of shares of Common Stock covered by Awards; (iii) establish the terms, conditions, restrictions and other provisions of Awards; and (iv) amend, modify, cancel or suspend Awards.

(2)   The Committee shall have sole and complete authority and discretion to interpret the Plan and all agreements and other documents and instruments relating to Awards, to adopt, amend and rescind rules for the administration of the Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Plan.

(3)   All decisions of the Committee relating to the Plan or any Award shall be final, conclusive and binding on all persons. Committee decisions shall be made by a majority of its members present at any meeting at which a quorum is present. Any decision reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

(c)   Limitation of Liability.   Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or any Award.

5.   Types of Awards

The Committee may grant Stock Options and Restricted Shares under and subject to the provisions of the Plan.

6.   Stock Subject to the Plan

(a)   Restricted Shares.   The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Restricted Stock Awards is 1,250,000 shares (subject to adjustment as provided in Section 14).

(b)   Stock Options.   The maximum number of shares of Common Stock that may be optioned and sold under the Plan pursuant to Stock Options is 12,500,000 shares (subject to adjustment as provided in Section 14).

(c)   Restoration of Shares.   To the extent any shares of Common Stock covered by an Award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the Award is terminated, canceled or expires unexercised, then the shares of Common Stock subject to such Award may again be used for further Awards under the Plan.

(d)   Source of Stock.   Shares of Common Stock issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

7.   Eligibility and Participation in the Plan

(a)   Eligible Recipients.   Unless otherwise determined by the Committee,

(1)   key employees, including officers, of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to receive Restricted Shares and Stock Options; and

(2)   Non-Management Directors are eligible to receive Stock Options, but not Restricted Shares.

(b)   Grant of Awards.   The Committee shall, in its sole and complete discretion and subject to the provisions of the Plan, (1) select from time to time the employees, from among those eligible, who shall receive Awards, (2) determine the type of Award to be granted and (3) determine and establish the terms, provisions, conditions and restrictions of each Award, including the number of shares of Common Stock subject to the Award. Subject to the provisions of the Plan, Awards may be granted singly or in combination with other Awards or in combination with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan, contract or agreement of the Company or any subsidiary. Non-Management Directors may be granted Stock Options as provided in Section 9(d).

(c)   No Right to Receive Award.   No employee or Non-Management Director shall have any right to receive an Award or, having received an Award, to receive a future Award.

(d)   Rights of Employees and Others.

(1)   Neither the Plan nor any Award shall (i) confer upon any employee or Non-Management Director any right to remain employed by, or to continue to provide services to, the Company or any subsidiary, (ii) limit in any way the right of the Company or any subsidiary to terminate any individual’s employment by or service on behalf of the Company or any subsidiary, whether or not such individual is a Participant, or (iii) require the Board of Directors to nominate any director for reelection by the Company’s stockholders.

(2)   No person shall have any rights or claims under or pursuant to the Plan except in accordance with the provisions of the Plan.

8.   Provisions Applicable to Restricted Stock Awards

(a)   Terms, Conditions and Restrictions.   The Committee shall establish the terms, conditions, restrictions and other provisions of each Restricted Stock Award. Unless otherwise specified by the Committee, shares subject to a Restricted Stock Award shall be restricted for a period of at least one year and not more than ten years (the “Restriction Period”). Except as provided in Section 8(g) below, the Participant must remain employed by the Company or a subsidiary during the Restriction Period or otherwise forfeit all right, title and interest in and to the Restricted Shares. Notwithstanding the foregoing, if a Participant retires at or after the age of 55, but before the age of 60, the Restriction Period shall continue after the Participant’s retirement in accordance with the terms of the Restricted Stock Award or until the earlier to occur of the events described in Sections 8(g)(3) and (4) below.

(b)   Agreements; Stock Legend.   Each Restricted Stock Award will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions, restrictions and other provisions of such Award. As a condition to receiving a Restricted Stock Award, each proposed recipient must execute and deliver such agreement to the Company. Certificates for Restricted Shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such shares are subject.

(c)   Rights with Respect to Shares.   A Participant who receives a Restricted Stock Award shall have all rights of ownership with respect to such underlying shares of Common Stock, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Plan, the agreement relating to the Restricted Stock Award and any legend on the certificate for such shares. Until such time as any restrictions imposed pursuant to Section 8(a) on any Restricted Shares shall terminate, the Company or its designee will hold the certificate(s) for such Restricted Shares in escrow on such Participant’s behalf.

(d)   Transferability Restriction.   Shares of Common Stock subject to a Restricted Stock Award may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner during the Restriction Period applicable thereto.

(e)   Additional Shares Received With Respect to Restricted Shares.   Any shares of Common Stock or other securities of the Company received by a Participant as a stock dividend on, or in connection with a stock split or combination, share exchange, reorganization, recapitalization, merger, consolidation or otherwise with respect to, shares of Common Stock received as a Restricted Stock Award shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the Restricted Stock Award.

(f)   Tax Reimbursement.   In the sole discretion of the Committee, any agreement relating to a Restricted Stock Award may provide for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from a Restricted Stock Award, the lapse of restrictions on any Restricted Shares or the payment by a Participant of any taxes related thereto, subject to such conditions as the Committee may specify.

(g)   Lapse of Restrictions.   Unless otherwise determined by the Committee, any restrictions imposed pursuant to Section 8(a) on Restricted Shares shall terminate with respect to such shares on the earliest to occur of the following, provided, that no restrictions shall lapse less than six months from the date of award in the event of (2) and (3) below, unless otherwise specified by the Committee:

(1)   the expiration of the Restriction Period (including pursuant to Section 15(b)(1) below);

(2)   the Participant’s retirement at or after the age of 60;

(3)   the Participant’s permanent disability; or

(4)   the Participant’s death.

Upon the termination of such restrictions, the certificates for such shares of Common Stock shall be released from escrow and delivered to the Participant or, in the event of the Participant’s death, the Participant’s personal representative and any legend on such certificates shall be removed.

9.   Provisions Applicable to Stock Options

(a)   Limit on Awards.   No Participant shall receive Stock Options for more than 600,000 shares of Common Stock during any fiscal year of the Company.

(b)   Agreements.   Each Stock Option will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions and other provisions of the Stock Option, including the number of shares of Common Stock covered by the Stock Option, the exercise price per share, the term of the Stock Option and the vesting schedule. A Participant may not exercise a Stock Option until he or she executes and delivers such agreement to the Company.

(c)   Terms and Conditions.   All Stock Options shall be subject to the following terms and conditions and to such other terms and conditions consistent with the terms of the Plan as the Committee shall determine:

(1)   Option Price.   The exercise price per share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The “Fair Market Value” of the Common Stock on a particular date shall mean, for all purposes under the Plan, the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange composite tape on that date. In the event that such method for determining Fair Market Value is not practicable, then the Committee shall determine the Fair Market Value of the Common Stock in such manner as it deems appropriate.

(2)   Time of Exercise of Option.   Unless otherwise determined by the Committee, each Stock Option shall be exercisable during and over such period ending not later than ten years from the grant date. Unless otherwise determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary of the grant date, except as provided in Sections 9(c)(4) and 15(b)(2) below.

(3)   Method of Exercise and Payment.   Each Stock Option may be exercised by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment in full (including applicable taxes, if any) in cash therefor. No Stock Option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the Stock Option is then exercisable. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares subject to his or her Stock Option until he or she has given written notice of exercise, paid in full for such shares and, if requested, given the representation described in Section 10 below.

(4)   Rights After Termination of Employment.

(i)   Retirement.   Unless otherwise determined by the Committee, if a Participant’s employment or directorship terminates by reason of his or her retirement, the Participant’s Stock Option will continue to vest in accordance with its terms and may be exercised until the expiration of the stated period of the Stock Option; provided, however, that if the Participant dies after such termination of employment or directorship, any unexercised Stock Option, to the extent to which it was exercisable at the time of the Participant’s death, may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of twelve months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

(ii)   Disability.   Unless otherwise determined by the Committee, if a Participant’s employment or directorship terminates by reason of permanent disability, the Participant’s Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for a period of twenty-four months from the date of such termination of employment or directorship or the stated period of the Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within a period of twenty-four months after such termination of employment or directorship, any outstanding Stock Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of twelve months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

(iii)   Death.   Unless otherwise determined by the Committee, if a Participant’s employment or directorship terminates by reason of the Participant’s death, the Participant’s Stock Option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of twelve months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

(iv)   Other.   Unless otherwise determined by the Committee, if a Participant’s employment or directorship terminates for any reason other than death, retirement or permanent disability, the Participant’s Stock Option shall thereupon terminate.

(d)   Grant of Stock Options to Non-Management Directors.   Non-Management Directors shall not be eligible to receive any Awards other than Stock Options as specified in this Section 9(d).

(1)   Discretionary Awards.   The Committee may grant a Non-Qualified Option to any Non-Management Director for such number of shares of Common Stock as the Committee shall determine; provided, however, that such grants of Non-Qualified Options only may be made (i) immediately following an annual meeting of the Company’s stockholders to any of the Non-Management Directors who are then incumbent after such meeting and (ii) in connection with a Non-Management Director’s election or appointment to the Board of Directors if other than at an annual meeting.

(2)   Terms and Conditions of Stock Options.   The Committee shall establish the terms and conditions of Non-Qualified Options granted to Non-Management Directors, provided, that any Non-Qualified Option granted to a Non-Management Director (i) shall have an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the date of grant and (ii) shall not be exercisable earlier than one year from the date of grant, except as provided in Sections 9(c)(4) and 15(b)(2). Unless otherwise provided in the Plan, all provisions of the Plan with respect to the terms of Non-Qualified Options granted to employees shall be applicable to Non-Qualified Options granted to Non-Management Directors.

(e)   Designation of Certain Options as Incentive Stock Options.   Stock Options, or portions thereof, granted to employees may in the discretion of the Committee be designated as Incentive Stock Options. In addition to the other applicable terms and conditions contained in this Section 9, the aggregate Fair Market Value of the shares of Common Stock covered by an Incentive Stock Option (determined at the time the Stock Option is granted) with respect to which an Incentive Stock Option is exercisable for the first time by any individual Participant during any calendar year (under the Plan and all other similar plans of the Company and its subsidiaries) shall not exceed $100,000 (or such other amount as may be specified by Section 422(d) of the Code).

(f)   Transferability Restriction.   Unless otherwise determined by the Committee, a Stock Option by its terms shall be personal and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner by the Participant other than by will or by the laws of descent and distribution. During a Participant’s lifetime, only the Participant or a duly appointed legal representative may exercise the Stock Option, unless otherwise determined by the Committee.

(g)   Repricing Prohibited.   Neither the Committee nor the Company shall “reprice” outstanding Stock Options for any reason. For purposes of the Plan, a “repricing” means lowering the exercise price per share of an outstanding Stock Option or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles and includes, without limitation, a tandem cancellation of a Stock Option at a time when its exercise price per share exceeds the fair market value of the underlying Common Stock and exchange for another option or other equity security (unless such cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction).

(h)   Use of Proceeds.   Proceeds received by the Company pursuant to the exercise of Stock Options shall constitute general funds of the Company.

10.   Compliance with Applicable Laws; Investment Representation

Notwithstanding any other provision of the Plan or any agreement relating to a particular Award, the Company shall have no obligation to issue any shares of Common Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the Participant is acquiring such shares for his or her own account for investment and not for the purpose or with the intention of distributing the shares or any part thereof. The certificates representing shares of Common Stock issued under the Plan may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws and regulations and to reflect any restrictions on transfers.

11.   Transfer, Leave of Absence, Etc.

For purposes of the Plan, (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary, shall not be deemed a termination of employment.

12.   Tax Withholding

All distributions under the Plan (including, without limitation, the grant of Awards and the issuance of Common Stock pursuant to an Award) are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Award or the issuance of any Common Stock pursuant to an Award on the satisfaction of applicable withholding obligations (including, without limitation, by requiring a Participant to relinquish a portion of any proceeds received by the Participant in connection with the sale of shares acquired upon exercise of a Stock Option).

13.   Prohibition on Loans

The Company shall not loan funds to any Participant for the purpose of paying the exercise price associated with any Stock Option or for the purpose of paying any taxes associated with the issuance, exercising or vesting of any Award.

14.   Changes in Capitalization

If the outstanding Common Stock shall at any time be changed or exchanged as a result of a stock dividend, stock split, share combination, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, (a) the number and kind of shares that have been issued and that may thereafter be issued under the Plan, (b) the number and kind of shares underlying Restricted Stock Awards still subject to a Restriction Period, (c) the exercise prices and the number and kind of shares subject to outstanding Stock Options and (d) such other terms of Awards as the Committee deems appropriate, shall be approximately and equitably adjusted by the Committee in its sole and complete discretion.

15.   Change of Control

(a)   Definition.   For purposes of the Plan, the term “Change of Control” means the occurrence of any of the following events following the effective date of the Plan:

(1)   Any “person” (as such term is used in Sections 13(d) and 14 of the Exchange Act), other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (iv) any underwriter temporarily holding securities of the Company pursuant to an offering of such securities or (v) any person in connection with a transaction described in clauses (i), (ii) and (iii) of Section 15(a)(2) below, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the total voting power of the Company’s then outstanding voting securities, unless such securities (or, if applicable, securities that are being converted into voting securities) are acquired directly from the Company in a transaction approved by a majority of the Incumbent Board (as defined below).

(2)   The consummation of a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, or the sale or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company (a “Corporate Transaction”), unless:

  (i)  the stockholders of the Company immediately before such Corporate Transaction will own, directly or indirectly, immediately following such Corporate Transaction, at least 60% of the total voting power of the outstanding voting securities of the corporation or other entity resulting from such Corporate Transaction (including a corporation or other entity that acquires all or substantially all of the Company’s assets, the “Surviving Company”) or the ultimate parent company thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Corporate Transaction;

  (ii)  the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such Corporate Transaction constitute a majority of the members of the board of directors or equivalent governing body of the Surviving Company or the ultimate parent company thereof; and

(iii)  no person, other than (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (D) the Surviving Company, (E) any subsidiary or parent company of the Surviving

Company, or (F) any person who, immediately prior to such Corporate Transaction, was the beneficial owner of securities of the Company representing 30% or more of the total voting power of the Company’s then outstanding voting securities, is the beneficial owner of 30% or more of the total voting power of the then outstanding voting securities of the Surviving Company or the ultimate parent company thereof.

(3)   The stockholders of the Company approve a complete liquidation or dissolution of the Company.

(4)   Directors who, as of the effective date of the Plan, constitute the Board of Directors (the “Incumbent Board”), cease to constitute at least a majority of the Board of Directors (or, in the event of any merger, consolidation or reorganization the principal purpose of which is to change the Company’s state of incorporation, form a holding company or effect a similar reorganization as to form, the board of directors of such surviving company or its ultimate parent company); provided, however, that any individual becoming a member of the Board of Directors subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened proxy contest relating to the election of directors.

Notwithstanding the foregoing, a Change of Control will not be deemed to occur solely because any person (a “Subject Person”) becomes the beneficial owner of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of voting securities beneficially owned by the Subject Person, provided, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities that increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person to 30% or more of the total voting power, then a Change of Control will have occurred.

(b)   Effect of Change of Control.   Notwithstanding any other provision of the Plan, upon a Change of Control:

(1)   Restricted Shares.   In the event of a Change of Control as described in Section 15(a)(2), as shall be determined by the Committee:  (i) the stock certificates evidencing any Restricted Shares shall be canceled and the Company shall make a cash payment to those Participants in an amount equal to the highest price per share received by the holders of Common Stock in connection with such Change of Control multiplied by the number of Restricted Shares then held by such Participant, with any non-cash consideration to be valued in good faith by the Committee; or (ii) the Restriction Periods with respect to all outstanding Restricted Shares shall immediately lapse. In the event of a Change of Control as described in Section 15(a)(1), (3) or (4), the Restriction Periods with respect to all outstanding Restricted Shares shall immediately lapse.

(2)   Stock Options.   In the event of a Change of Control, all outstanding Stock Options shall become fully vested and immediately exercisable. Notwithstanding any other provision of the Plan, any Participant whose employment or directorship terminates following a Change of Control may exercise his or her Stock Option in full for a period ending on the earlier of the date of expiration of such Stock Option or the date which is twelve months after such termination of employment or directorship.

(c)   Deemed Change of Control.   If the Company enters into an agreement or series of agreements or the Board of Directors adopts a resolution that results in the occurrence of a Change of Control, and the employment or directorship of a Participant is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution, then, upon the occurrence of the Change of Control, a Change of Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution.

16.   Amendments

The Board of Directors or the Committee may suspend or terminate the Plan at any time and the Committee may amend or modify the Plan and amend, modify, cancel or suspend any Award at any time and from time to time; provided, however, that without the consent of the Participant affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of any Participant under any Award theretofore granted, except as provided in Section 17 below. Notwithstanding the foregoing, without the requisite vote of the Company’s stockholders, no such amendment or modification may:

(a)   increase the total number of shares of Common Stock issuable under the Plan pursuant to Section 6;

(b)   expand the type of Awards available under the Plan;

(c)   materially expand the class of persons eligible to receive Awards;

(d)   extend the term of the Plan;

(e)   materially change the method of determining the exercise price per share of Stock Options;

(f)    “reprice” an outstanding Stock Option;

(g)   increase the maximum number of shares subject to Stock Options that may be granted to a Participant; or

(h)   delete or limit the provisions of Section 9(g) (repricing prohibition) or Section 13 (loan prohibition).

In addition, any “material revision” of the Plan (within the meaning of the rules of the New York Stock Exchange) not listed in Sections 16(a) through (h) above also shall require the requisite vote of the Company’s stockholders.

17.   Cancellation of Outstanding Options

If the Committee, after consulting with management of the Company, determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of Stock Options would have a significant adverse effect on the Company’s financial statements because of the fact that Stock Options granted before the issuance of such statement are subject to new accounting rules, then the Committee in its absolute discretion may cancel and revoke all outstanding Stock Options to which such adverse effect is attributed and the holders of such Stock Options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such Stock Options.

18.   Foreign Jurisdictions

Awards granted to Participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States may have such terms and conditions different from those specified in the Plan and such additional terms and conditions as the Committee, in its judgment, determines to be necessary, appropriate or desirable to foster and promote achievement of the material purposes of the Plan and to fairly accommodate for differences in local law, tax policy or custom or to facilitate administration of the Plan. The Committee may approve such sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s stockholders.

19.   Compliance with Section 16(b)

With respect to Participants who are subject to Section 16 of the Exchange Act (“Reporting Persons”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. All transactions under the Plan involving Reporting Persons are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Reporting Persons.

Amended September 27, 2004

Dear Stockholder:

Internet and telephone voting are convenient ways to vote your shares on matters to be covered at the 2005 Annual Meeting of Stockholders.

If you choose to vote on the Internet or by telephone, you do not need to mail back your proxy card. If you wish to attend the annual meeting in person, however, you will need to bring the Admission Ticket attached to this proxy card with you. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time on September 25, 2004.

Your vote is important. Thank you for voting.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/fdx		1-877-PRX-VOTE (1-877-779-8683)

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you via the Internet.  We strongly encourage you to enroll in Internet delivery.  It is a cost-effective way for us to send you proxy materials and annual reports.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

	Please mark	2743
☒	votes as in
	this example.

This proxy when properly executed will be voted as specified by you. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3 and AGAINST Items 4, 5 and 6.

The Board of Directors recommends that you vote FOR Items 1, 2 and 3 and AGAINST Items 4, 5 and 6.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.									The Board of Directors recommends a vote AGAINST Items 4, 5 and 6.
		FOR	WITHHELD			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
		ALL	ALL
1.	Election of Directors.	☐	☐	2.	Approval of Amendment to Incentive Stock Plan to Increase the Number of Option Shares and Restricted Shares Issuable Under the Plan.	☐	☐	☐	4.	Stockholder Proposal Regarding Simple Majority Voting.	☐	☐	☐

											FOR	AGAINST	ABSTAIN

FOR ALL EXCEPT vote withheld from the following nominee(s):						FOR	AGAINST	ABSTAIN	5.	Stockholder Proposal Regarding Political	☐	☐	☐
				3.	Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐		Contributions Report.

											FOR	AGAINST	ABSTAIN

									6.	Stockholder Proposal Regarding Majority Voting for Director Elections.	☐	☐	☐

Comments on reverse side.	☐

I request my name be disclosed with my vote and comments, if any.	☐

In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The signer hereby revokes all proxies previously given by the signer to vote at said meeting or at any postponements or adjournments thereof.

NOTE: Please sign exactly as the name appears on this card. Joint owners should each sign. When signing as attorney, officer, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature (Joint Owners):	Date:

ADMISSION TICKET

FedEx Corporation
Annual Meeting of Stockholders

Monday, September 26, 2005

10:00 a.m. local time

The Peabody Hotel

The Grand Ballroom

149 Union Avenue

Memphis, Tennessee 38103

Please present this Admission Ticket and a valid, government-issued photo identification (such as a driver’s license or a passport) for admission to the meeting.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room and briefcases, handbags and packages will be inspected.  No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

This Admission Ticket is not transferable.

FOLD AND DETACH HERE

FEDEX CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FEDEX
P	FOR THE ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 26, 2005

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The undersigned hereby constitutes and appoints Christine P. Richards and Alan B. Graf, Jr., and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of

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FedEx Corporation common stock of the undersigned at the Annual Meeting of Stockholders of FedEx to be held in The Grand Ballroom at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, on Monday, September 26, 2005, at 10:00 a.m.

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local time, and at any postponements or adjournments thereof, on Items 1 through 6 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such

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other matters as may properly come before said meeting. This card also constitutes voting instructions for any shares held for the undersigned in any benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a plan trustee on the voting of shares held in your account, your instructions must be received by September 21, 2005. If no direction is given, the plan trustee will vote the shares held in your account in the same proportion as votes received from other plan participants.

Election of Directors. Nominees:		COMMENTS

01) James L. Barksdale	08) Shirley A. Jackson
02) August A. Busch IV	09) Charles T. Manatt
03) John A. Edwardson	10) Frederick W. Smith
04) Judith L. Estrin	11) Joshua I. Smith
05) J. Kenneth Glass	12) Paul S. Walsh
06) Philip Greer	13) Peter S. Willmott
07) J.R. Hyde, III
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Ms. Richards and Mr. Graf cannot vote your shares unless you sign, date and return this card or vote on the Internet or by telephone.

SEE REVERSE SIDE